Exhibit 10.1

AGREEMENT AND AMENDMENT NO. 7 TO CREDIT AGREEMENT

This AGREEMENT AND AMENDMENT NO. 7 TO CREDIT AGREEMENT (this “Agreement”) dated April 27, 2016 (the “Effective Date”) is among CARBO Ceramics Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined below) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), as swing line lender (the “Swing Line Lender”), and as issuing lender (in such capacity, the “Issuing Lender”) for such Lenders.

RECITALS

A. The Borrower is party to that certain Credit Agreement dated as of January 29, 2010, among the Borrower, the lenders party thereto from time to time (the “Lenders”), the Administrative Agent, the Swing Line Lender, and the Issuing Lender (as heretofore amended and as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”).

B. The Borrower has requested that the Lenders amend the Credit Agreement, as provided herein and subject to the terms and conditions set forth herein.

THEREFORE, the Borrower, the Lenders, the Administrative Agent, the Swing Line Lender, and the Issuing Lender hereby agree as follows:

Section 1. Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 2. Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation.” Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3. Amendments to Credit Agreement.

(a) The Credit Agreement is hereby amended as reflected in Annex A attached hereto.

(b) The Credit Agreement is hereby further amended by inserting the Exhibit B attached hereto in the appropriate alphabetical order in the Credit Agreement as Exhibit B.

(c) The Credit Agreement is hereby further amended by inserting the Exhibit C attached hereto in the appropriate alphabetical order in the Credit Agreement as Exhibit C.

(d) The Credit Agreement is hereby further amended by replacing Schedule I with the Schedule I attached to Annex A.

(e) The Credit Agreement is hereby further amended by replacing Schedule II with the Schedule II attached to Annex A.

(f) The Credit Agreement is hereby amended by inserting the Schedule 1.1(b) attached hereto in the appropriate numerical order.

(g) The Credit Agreement is hereby amended by inserting the Schedule 5.9(b) attached hereto in the appropriate numerical order.

(h) The Credit Agreement is hereby amended by inserting the Schedule 5.12 attached hereto in the appropriate numerical order.

(i) The Credit Agreement is hereby amended by inserting the Schedule 6.8(c) attached hereto in the appropriate numerical order.

Section 4. Decrease in Commitments. This Agreement shall be deemed written notice by the Borrower of a ratable reduction in part of the unused portion of Commitments pursuant to Section 2.1(b)(i) of the Credit Agreement. On the Effective Date, after giving effect to the contemplated reduction herein, (a) the Commitments shall be as set forth on the revised Schedule II attached to Annex A, and (b) each Lender’s Commitment shall be automatically decreased to the amount set forth adjacent to such Lender’s name on such replacement Schedule II.

Section 5. Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties contained in the Credit Agreement, as amended hereby, and the representations and warranties contained in the other Credit Documents, are true and correct in all material respects on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) as of the Effective Date, (i) there are no Material Domestic Subsidiaries (other than Falcon Technologies and Services, Inc. and StrataGen, Inc.) and (ii) no Non-Material Domestic Subsidiary is required to be a Guarantor pursuant to Section 5.6 of the Credit Agreement (other than Falcon Technologies and Services, Inc. and StrataGen, Inc.) and (f) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement.

Section 6. Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

(a) The Administrative Agent shall have received:

(i) this Agreement executed and delivered by each of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender, and the Majority Lenders;

(ii) an Amended and Restated Security Agreement of even effective date herewith executed and delivered by each of the Borrower and the other Credit Parties and the Administrative

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Agent, which agreement shall amend and restate, in its entirety, the Security Agreement, together with appropriate UCC-1 or UCC-3 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;

(iii) the Guaranty of even effective date herewith executed and delivered by each of the Borrower and the other Credit Parties;

(iv) a secretary’s certificate from the Borrower and each other Credit Party certifying such Person’s officers’ incumbency, authorizing resolutions and organizational documents;

(v) a customary legal opinion of Haynes and Boone, LLP in form and substance reasonably acceptable to the Administrative Agent; and

(vi) a completed and executed perfection certificate in form and substance reasonably acceptable to the Administrative Agent;

(b) The Borrower shall have paid (i) the amendment fee as set forth in Section 7(f) below and (ii) all other costs and expenses which have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement; and

Section 7. Acknowledgments and Agreements.

(a) The Borrower acknowledges and agrees that Secured Obligations are payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Credit Documents or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Credit Documents.

(c) Each of the Borrower, the Administrative Agent, the Swing Line Lender, the Issuing Lender and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, are not impaired in any respect by this Agreement.

(d) From and after the Effective Date, all references to the Credit Agreement and the Credit Documents shall mean such Credit Agreement and such Credit Documents as amended by this Agreement.

(e) This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

(f) In consideration of the agreements of the Lenders set forth in this Agreement, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an amendment fee in an amount equal to 0.25% of such Lender’s Commitment as set forth on Schedule II attached to Annex A. Each such amendment fee as to such Lender (i) is payable in U.S. dollars in immediately available funds, free and clear

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of, and without deduction for, any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (with appropriate gross-up for withholding taxes), (ii) is not refundable under any circumstances, (iii) will not be subject to counterclaim, defense, setoff or otherwise affected, and (iv) is deemed fully earned by such Lender once its signature page is delivered as provided above and the Effective Date has occurred.

(g) Each party hereto hereby agrees that, in no event and under no circumstance shall any past or future discussions with the Administrative Agent or any other Secured Party, serve to (i) cause a modification of the Credit Documents, (ii) establish a custom or course of dealing with respect to any of the Credit Documents, (iii) operate as a waiver of any existing or future Default or Event of Default under the Credit Documents, as amended hereby, (iv) entitle any Credit Party to any other or further notice or demand whatsoever beyond those required by the Credit Documents, as amended hereby, or (v) in any way modify, change, impair, affect, diminish or release any Credit Party’s obligations or liability under the Credit Documents, as amended hereby, or any other liability any Credit Party may have to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or any other Secured Party.

Section 8. Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party hereby, for itself and its successors and assigns, fully and without reserve, releases, acquits, and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted, whether absolute or contingent, whether due or to become due, whether disputed or undisputed, whether known or unknown (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY) (collectively, the “Released Claims”), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the later of (a) the Effective Date and (b) the date the Credit Parties execute and deliver their signature pages hereto to the Administrative Agent (or its counsel), and are in any way directly or indirectly arising out of or in any way connected to any of this Agreement, the Credit Agreement, any other Credit Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”). Each Credit Party, by execution hereof, hereby acknowledges and agrees that the agreements in this Section 8 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled. Each Credit Party hereby further agrees that it will not sue any Released Party on the basis of any Released Claim released, remised and discharged by the Credit Parties pursuant to this Section 8. In entering into this Agreement, each Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth herein do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section 8 shall survive the termination of this Agreement, the Credit Agreement and the other Credit Documents and payment in full of the Obligations.

Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

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Section 10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 11. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 12. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 13. USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

Section 14. Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature pages follow]

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EXECUTED effective as of the date first above written.

BORROWER:

CARBO CERAMICS INC.

By:	/s/ Ernesto Bautista III
Ernesto Bautista III
Vice President and Chief Financial Officer

Signature Page to Agreement and Amendment No. 7 to Credit Agreement

ADMINISTRATIVE AGENT/LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Swing Line Lender, Issuing Lender and sole Lender

By:	/s/ David Maynard
David Maynard
Senior Vice President

Signature Page to Agreement and Amendment No. 7 to Credit Agreement

ANNEX A TO AGREEMENT AND AMENDMENT NO. 7 TO CREDIT AGREEMENT

CREDIT AGREEMENT

dated as of January 29, 2010

Among

CARBO CERAMICS INC.

as Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent, Issuing Lender and Swing Line Lender,

and

THE LENDERS NAMED HEREIN

as Lenders

$80,000,000

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Sole Lead Arranger

EXHIBITS:

Exhibit A	– Form of Assignment and Acceptance
Exhibit B	– Form of Compliance Certificate
Exhibit C	– Form of Guaranty
Exhibit D	– Form of Notice of Borrowing
Exhibit E	– Form of Notice of Continuation or Conversion
Exhibit F-1	– Form of Revolving Note
Exhibit F-2	– Form of Swing Line Note

SCHEDULES:

Schedule I	– Pricing Schedule
Schedule II	– Commitments, Contact Information
Schedule 1.1(b)	– Existing Letters of Credit
Schedule 4.1	– Organizational Information
Schedule 4.7	– Litigation
Schedule 4.10	– Environmental Conditions
Schedule 4.11	– Subsidiaries
Schedule 5.9(b)	– Real Property
Schedule 5.12	– Equipment
Schedule 6.1	– Existing Debt
Schedule 6.8(c)	– Specified Dispositions

CREDIT AGREEMENT

This CREDIT AGREEMENT dated as of January 29, 2010 (the “Agreement”) is among (a) CARBO Ceramics Inc., a Delaware corporation (the “Borrower”), (b) the Lenders (as defined below), and (c) Wells Fargo Bank, National Association as Swing Line Lender (as defined below), Issuing Lender (as defined below), and as Administrative Agent (as defined below) for the Lenders.

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. The following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” means a security interest which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Issuing Lender, the Swing Line Lender and the Lenders, (b) is superior to all other security interests (other than the Permitted Liens), (c) secures the Obligations, and (d) is perfected and enforceable against the Credit Party which created such security interest.

“Account Debtor” shall mean an account debtor as defined in the Uniform Commercial Code, as in effect in the State of Texas.

“Acquisition” means the purchase by any Credit Party of any business, including the purchase of associated assets or operations or the Equity Interests of a Person.

“Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1.50%, and (c) a rate determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.50%; provided that, if the determination of the Adjusted Base Rate shall be less than zero, such rate shall be deemed to be zero for such determination. Any change in the Adjusted Base Rate due to a change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate, Daily One-Month LIBOR or the Federal Funds Rate.

“Administrative Agent” means Wells Fargo in its capacity as agent for the Lenders pursuant to Article 8 and any successor agent pursuant to Section 8.7.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means any advance by a Lender or the Swing Line Lender to the Borrower as a part of a Borrowing.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

“Agreement” is defined in the introductory paragraph hereof.

“Amendment No. 2 Effective Date” means July 25, 2013

“Amendment No. 3 Effective Date” means October 31, 2014.

“Amendment No. 4 Effective Date” means July 27, 2015.

“Amendment No. 7 Effective Date” means April 27, 2016.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, at any time with respect to each Type of Advance, the Letters of Credit and the Commitment Fee, the percentage rate per annum which is applicable at such time with respect to such Advance, Letter of Credit or Commitment Fee as set forth in Schedule I and subject to further adjustments as set forth in Section 2.8(c).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” means an assignment and acceptance executed by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the same form as Exhibit A.

“AutoBorrow Agreement” means any agreement providing for automatic borrowing services between the Borrower and the Swing Line Lender.

“Availability” means, as of a date of determination, an amount equal to (a) the aggregate Revolving Commitments in effect at such time minus (b) the Outstandings at such time.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary thereof by any Banking Services Provider: (a) commercial credit cards, (b) stored value cards and (c) any other Treasury Management Arrangement (including, without limitation, controlled disbursement, purchase card arrangements, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary thereof, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to the Borrower or any Subsidiary thereof.

“Base Rate Advance” means an Advance which bears interest based upon the Adjusted Base Rate.

“Borrower” means CARBO Ceramics Inc., a Delaware corporation.

“Borrowing” means a Revolving Borrowing or a Swing Line Borrowing.

“Business Day” means a day (a) other than a Saturday, Sunday, or other day on which the Administrative Agent is authorized to close under the laws of, or is in fact closed in, Houston, Texas, and (b) if the applicable Business Day relates to any LIBOR Advances, on which dealings are carried on by commercial banks in the London interbank market.

“Capital Expenditures” for any Person and period of its determination means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of payments under Capital Leases that are capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person.

“Capital Leases” means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Collateral Account” means a special cash collateral account pledged to the Administrative Agent, for its benefit and the ratable benefit of the Issuing Lender, the Swing Line Lender and the Lenders, containing cash deposited pursuant to the terms hereof to be maintained with Wells Fargo, as depository, in accordance with Section 2.2(h).

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any Domestic Subsidiary, including by process of eminent domain or any Disposition of property in lieu of condemnation.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change in Control” means the occurrence of any of the following events:

(a) the Borrower ceases to own, either directly or indirectly, 100% of the Equity Interest in any Guarantor other than as a result of transaction permitted under Section 6.7 or Section 6.8;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); and

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Class” has the meaning set forth in Section 1.4.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

“Collateral” means all property of the Credit Parties which is “Collateral” (as defined in the Security Agreement).

“Collateral Access Agreement” means a landlord lien waiver or subordination agreement, bailee letter or any other similar agreement, in any case, in form and substance reasonably acceptable to the Administrative Agent and executed by the parties thereto.

“Commitment Fee” means the fees set forth on Schedule I, which are payable in accordance with Section 2.7(a).

“Commitments” means, as to any Lender, its Revolving Commitment.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Borrower or such other Person as required by this Agreement in substantially the same form as Exhibit B.

“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, denominated in Dollars and held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its consolidated Subsidiaries maintained with the Administrative Agent and subject to an account control agreement.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

“Convert,” “Conversion,” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.4(b).

“Credit Documents” means this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications, the Guaranties, the Security Documents, the Notices of Borrowing, the Notices of Conversion, any Autoborrow Agreement, the Fee Letter, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

“Credit Parties” means the Borrower and the Guarantors.

“Daily One-Month LIBOR” means, for any day, the rate of interest equal to the LIBO Rate then in effect for delivery for a one (1) month period.

“Debt” means, for any Person, without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person; (b) to the extent not covered under clause (a) above, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing, including Letters of Credit; (c) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made; (d) obligations of such Person under conditional sale or other title retention agreements relating to any Properties purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) obligations of such Person to pay the deferred purchase price of property, services, or Acquisitions (including, without limitation, any earn-out obligations, contingent obligations, or other similar obligations associated with such purchase, and including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person); (f) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases (except that the Jenkins Capital Lease Obligations and the Wilkinson Capital Lease Obligations shall not constitute Debt for purposes of the calculations for compliance under Sections 6.16 and 6.17); (g) obligations of such Person under any Hedging Arrangement (except that such obligations shall not constitute Debt for purposes of the calculations for compliance under Sections 6.16 and 6.17); (h) obligations of such Person owing in respect of redeemable preferred stock or other preferred Equity Interest of such Person; (i) the Debt of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Debt; (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above; (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) secured by any Lien on or in respect of any Property of such Person, and (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

“Debt Incurrence” means any incurrence, issuance or sale by the Borrower or any of its Subsidiaries of any Debt after the Amendment No. 7 Effective Date other than Permitted Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and Liquid Investments received by the Borrower or any of its Subsidiaries from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issue discount, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence; provided that, an original issue discount shall not reduce the amount of such Debt Incurrence Proceeds unless such discount is due and payable at or immediately following the closing of such Debt Incurrence and such discount has not already been taken into account to reduce the amount of proceeds received by the Borrower or such Subsidiary from such Debt Incurrence.

“Debtor Relief Laws” means (a) the Bankruptcy Code of the United States of America, and (b) all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender (a) that has failed to fund any portion of the Advances or participations in Letter of Credit Obligations or Swing Line Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless, with the consent of the Administrative Agent and the Borrower (which consent may be withheld at the sole discretion of the Administrative Agent and the Borrower), such failure has been cured, (b) that has indicated to the Administrative Agent that such Lender will not fund any portion of the Advances or participations in Letter of Credit Obligations or Swing Line Advances required to be funded by it hereunder, unless, with the consent of the Administrative Agent and the Borrower (which consent may be withheld at the sole discretion of the Administrative Agent and the Borrower), such Lender actually funds such Advances or participations, (c) that has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or unless, with the consent of the Administrative Agent (which consent may be withheld at the sole discretion of the Administrative Agent), such failure has been cured, (d) that the Administrative Agent believes, in good faith, has become a “defaulting lender” under any other credit facility to which such Lender is a party and has received notice of such belief from the Administrative Agent unless, with the consent of the Administrative Agent (which consent may be withheld at the sole discretion of the Administrative Agent), the consequences resulting in such “defaulting lender” status is no longer in effect, (e) as to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or (f) that has become the subject of a Bail-in Action. Any determination that a Lender is a Defaulting Lender will be made by the Administrative Agent in its sole discretion acting in good faith.

“Disposition” means any sale, lease, transfer, assignment, conveyance, or other disposition of any Property; “Dispose” or similar terms shall have correlative meanings.

“Dollars” and “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date of this Agreement.

“Eligible Assignee” means (a) a Lender, (b) any Affiliate of a Lender approved by the Administrative Agent, (c) any Approved Fund approved by the Administrative Agent, or (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.7, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that (i) any financial institution employing any member of the board of directors (or comparable board) of any Credit Party shall not qualify as an Eligible Assignee, (ii) neither the Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee, and (iii) approval by the Administrative Agent of an Eligible Assignee shall not be unreasonably withheld, provided however, any disapproval by the Administrative Agent of a Person that fails to meet any of the following criteria shall not be considered unreasonable: (A) any commercial bank, savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, or any other Person, that has a combined capital and surplus of less than $100,000,000, (B) any commercial bank or Person organized under the laws of any other country, or a political subdivision of any such country, which is not a member of the Organization for Economic Cooperation and Development, or (C) any commercial bank or Person organized under the laws of any other country, or a political subdivision of any such country, which is a member of the Organization for Economic Cooperation and Development and has a combined capital and surplus of less than $100,000,000.

“Environment” or “Environmental” shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

“Environmental Law” means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements, including common law theories, now or hereafter in effect and relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical infections, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical infections, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, registration or other authorization under Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Equipment” of any Person means all equipment (as defined in the UCC) owned by such Person, wherever located.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board as in effect from time to time.

“Event of Default” has the meaning specified in Section 7.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Hedge Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Existing Debt” means Debt incurred by the Borrower in connection with that certain Second Amended and Restated Credit Agreement dated as of December 31, 2000, between the Borrower and Brown Brothers Harriman & Co., as lender.

“Existing Letters of Credit” means those letters of credit issued by Wells Fargo prior to the Amendment No. 7 Effective Date, for the account of any Credit Party and set forth on Schedule 1.1(b).

“Extraordinary Receipts” means any proceeds resulting from a Casualty Event, including any insurance proceeds.

“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or, pursuant to a specific delegation of authority by such board of directors or a designated senior executive officer, of the Borrower, or the Subsidiary of the Borrower selling such asset.

“Falcon” means Falcon Technologies and Services, Inc., a Delaware corporation.

“FCPA” has the meaning set forth in Section 4.20(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by

Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent; provided further that, if the determination of the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of such determination.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means that certain fee letter dated as of January 29, 2010 between the Borrower and Wells Fargo.

“Foreign Subsidiary” means any Subsidiary of Borrower that is a “controlled foreign corporation” as defined in Section 957 of the Code.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means United States of America generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.3.

“Governmental Authority” means, with respect to any Person, any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over such Person.

“Guarantors” means any Person that now or hereafter executes a Guaranty, including (a) the Borrower, (b) the Subsidiaries of the Borrower listed on Schedule 4.11; and (c) each Material Domestic Subsidiary or other Subsidiary that becomes a guarantor of all or a portion of the Secured Obligations and which has entered into either a joinder agreement substantially in the form attached to the Guaranty or a new Guaranty.

“Guaranty” means the Guaranty Agreement executed in substantially the same form as Exhibit C.

“Hazardous Substance” means any substance or material identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, and radioactive materials.

“Hazardous Waste” means any substance or material regulated or designated as such pursuant to any Environmental Law, including without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

“Hedge Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Hedging Arrangement” means a hedge, call, swap, collar, floor, cap, option, forward sale or purchase or other contract or similar arrangement (including any obligations to purchase or sell any commodity or security at a future date for a specific price) which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices.

“Interest Period” means for each LIBOR Advance comprising part of the same Borrowing, the period commencing on the date of such LIBOR Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4, and thereafter, each subsequent period commencing on the day following the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.4. The duration of each such Interest Period shall be one, three, or six months, in each case as the Borrower may select, provided that:

(a) the Borrower shall select Interest Periods so that it is not necessary to repay any portion of any Tranche B Term Advance prior to the last day of the applicable Interest Period in order to make a mandatory scheduled repayment required pursuant to Section 2.6(a);

(b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

(d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and

(e) the Borrower may not select any Interest Period for any Advance which ends after the Maturity Date.

“Inventory” of any Person means all Property of such Person which would, in accordance with GAAP, be required to be classified and accounted for as inventory on the balance sheet of such Person.

“Issuing Lender” means Wells Fargo, in its capacity as the Lender that issues Letters of Credit for the account of any Credit Party pursuant to the terms of this Agreement.

“Jenkins Bonds” means the Taxable Industrial Development Revenue Bond (CARBO Ceramics Inc. Project), Series 2012, having a maximum principal amount not to exceed $255,000,000, issued by the Development Authority of Jenkins County.

“Jenkins Capital Lease Obligations” means the Debt under the Capital Lease described in Schedule 6.1.

“Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations T, U and X.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

“Lenders” means the Persons listed on the signature pages hereto as Lenders, any other Person that shall have become a Lender hereto pursuant to Section 2.14, and any other Person that shall have become a Lender hereto pursuant to an Assignment and Assumption, but in any event, excluding any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby or commercial letter of credit issued by the Issuing Lender for the account of a Credit Party pursuant to the terms of this Agreement, in such form as may be agreed by the Borrower and the Issuing Lender.

“Letter of Credit Application” means the Issuing Lender standard form letter of credit application for standby or commercial letters of credit which has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

“Letter of Credit Documents” means all Letters of Credit, Letter of Credit Applications and amendments thereof, and agreements, documents, and instruments entered into in connection therewith or relating thereto.

“Letter of Credit Exposure” means, at the date of its determination by the Administrative Agent, the aggregate outstanding undrawn amount of Letters of Credit plus the aggregate unpaid amount of all of the Borrower’s payment obligations under drawn Letters of Credit.

“Letter of Credit Maximum Amount” means $15,000,000; provided that, on and after the Maturity Date, the Letter of Credit Maximum Amount shall be zero.

“Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

“LIBOR Advance” means an Advance that bears interest based upon the LIBO Rate (other than Advances that bear interest based upon the Daily One Month LIBOR).

“LIBO Base Rate” means (a) in determining LIBO Rate for purposes of the “Daily One Month LIBOR”, the rate per annum for Dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the “Daily One-Month LIBOR”, as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of the applicable Advances; provided that, the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the rate determined under the following clause (b), and (b) in determining

LIBO Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/8th of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), LIBO Base Rate shall then be the rate determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Advances being made, continued or converted by the Lenders and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch (or other branch or Affiliate of the Administrative Agent) to major banks in the London or other offshore inter-bank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided further that, if the rate determined under the preceding clause (a) or clause (b) is less than zero, than “LIBO Base Rate” shall be deemed to be zero for such determination.

“LIBO Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBO Rate =	LIBO Base Rate
1.00 – LIBO Reserve Percentage

Where,

“LIBO Reserve Percentage” means, as of any day, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. The LIBO Rate for each outstanding Advance shall be adjusted automatically as of the effective date of any change in the LIBO Reserve Percentage.

“Lien” means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-1 by Moody’s or A-1 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); and (f) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent. All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

“Liquidity” means, as of any date of determination, the sum of (a) an amount equal to (i) the aggregate Commitments in effect at such time, minus (ii) the Outstandings, plus (b) Unrestricted Cash.

“Majority Lenders” means (a) other than as provided in clause (b) below, two or more Lenders (other than Lenders that are at such time Defaulting Lenders) holding at least 51% of the sum of (i) the aggregate unfunded Revolving Commitments (excluding the Revolving Commitments of Lenders that are at such time Defaulting Lenders) at such time plus (ii) the aggregate unpaid principal amount of the Revolving Notes (with the aggregate amount of each Lender’s risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note but excluding the pro rata shares thereof for any Lender that is at such time a Defaulting Lender) and (b) at any time when there is only one Lender or there is only one Lender that is not then a Defaulting Lender, such Lender.

“Material Adverse Change” means a material adverse change (a) in the business, financial condition, properties or results of operations of the Borrower and its Subsidiaries, taken as a whole; (b) on the validity or enforceability of this Agreement or any of the other Credit Documents; or (c) on any Credit Party’s ability to perform its obligations under this Agreement, any Note, the Guaranties or any other Credit Document.

“Material Domestic Subsidiary” means, (a) as of any fiscal quarter end, any Domestic Subsidiary that (i) has operating income equal to or greater than 10% of the Borrower’s consolidated operating income, in each case, for the four-fiscal quarter period then ended, or (i) has book value of total assets equal to or greater than 10% of the Borrower’s consolidated book value of total assets, in each case under clauses (i) and (ii) above, as established in accordance with GAAP and as reflected in the financial statements covering such fiscal quarter and delivered to the Administrative Agent pursuant hereto, (b) Falcon and (c) StrataGen, Inc., a Delaware corporation.

“Maturity Date” means the earlier of (a) December 31, 2018 and (b) the earlier termination in whole of the Revolving Commitments pursuant to Section 2.1(b)(i) or Article 7.

“Maximum Exposure Amount” means, at any time for each Lender, the sum of (a) the unfunded Revolving Commitment held by such Lender at such time; plus (b) the aggregate unpaid principal amount of the Revolving Note held by such Lender at such time, (with the aggregate amount of such Lender’s risk participation and funded participation in the Letter of Credit Exposure and Swing Line Advances being deemed as unpaid principal under such Lender’s Revolving Note).

“Maximum Rate” means the maximum nonusurious interest rate under applicable law.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto which is a nationally recognized statistical rating organization.

“Mortgage” means each mortgage or deed of trust in form reasonably acceptable to the Administrative Agent executed by any Credit Party to secure all or a portion of the Secured Obligations.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

“Net Cash Proceeds” means, with respect to any Disposition, all cash and Liquid Investments received from such Disposition after (a) payment of, or provision for, all reasonable brokerage commissions, marketing costs, restoration and refurbishment expenses, and other reasonable out of pocket fees and expenses actually incurred in connection with such Disposition; (b) payment of any outstanding obligations secured by the Property that is being Disposed (other than the Obligations); (c) all Taxes paid or payable by such Person in connection with such Disposition; and (d) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of the Person making such Disposition and its Affiliates directly related to such Disposition.

“Net Total Assets” means, as of any date of determination and without duplication (a) 70% of Receivables of the Borrower and its consolidated Subsidiaries (as reflected on the most recent balance sheet furnished to the Lenders hereunder), plus (b) 40% of the value of Inventory of the Borrower and its consolidated Subsidiaries (as reflected on the most recent balance sheet furnished to the Lenders hereunder), plus (c) 100% of Unrestricted Cash minus (d) consolidated current liabilities of the Borrower and its Subsidiaries (other than (i) Secured Obligations hereunder and (ii) unrealized net losses in the fair market value of any arrangements under Hedging Arrangements, but including any losses attributable to the early extinguishment or conversion of arrangements under Hedging Arrangements or other derivative instruments, in each case, which constitute current liabilities).

“Net Worth” means, with respect to any Person as of any date of determination, the excess of the assets of such Person over the sum of the liabilities of such Person and the minority interests of such Person, as determined in accordance with GAAP.

“Non-Material Domestic Subsidiary” means any Domestic Subsidiary other than a Material Domestic Subsidiary.

“Notes” means the Revolving Notes and the Swing Line Note.

“Notice of Borrowing” means a notice of borrowing signed by the Borrower in substantially the same form as Exhibit D.

“Notice of Continuation or Conversion” means a notice of continuation or conversion signed by the Borrower in substantially the same form as Exhibit E.

“Obligations” means all principal, interest (including post-petition interest), fees, reimbursements, indemnifications, and other amounts now or hereafter owed by any of the Credit Parties to the Lenders, the Swing Line Lender, the Issuing Lender, or the Administrative Agent under this Agreement and the other Credit Documents, including, the Letter of Credit Obligations, and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

“OFAC” has the meaning set forth in Section 4.20(b).

“OLV” means with respect to any Property, the orderly liquidation value thereof as established by a written appraisal conducted by an industry recognized third party appraiser reasonably acceptable to the Administrative Agent stating, among other things, a detailed orderly liquidation value for such Property, taking into account any loss, destruction, damage, condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, confiscation, or the requisition, of such Property, and any sale, transfer, lease, assignment, or other Disposition of all or any portion of such Property that has occurred since the most recent appraisal report was delivered with respect to such Property.

“Other Taxes” has the meaning set forth in Section 2.13(b).

“Outstandings” means the sum of (a) the outstanding amount of all Revolving Advances plus (b) the outstanding amount of all Swing Line Advances plus (c) the Letter of Credit Exposure.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Debt” has the meaning set forth in Section 6.1.

“Permitted Disposition” means any Disposition that is permitted under Section 6.8.

“Permitted Investments” has the meaning set forth in Section 6.3.

“Permitted Liens” has the meaning set forth in Section 6.2.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Prime Rate” means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by such Lender to its customers.

“Potential Defaulting Lender” means, at any time, a Lender (a) as to which the Administrative Agent has notified the Borrower that an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any Subsidiary of such Lender, (b) as to which the Administrative Agent or the Issuing Lender has in good faith determined and notified the Borrower (and in the case of the Issuing Lender the Administrative Agent) that such Lender or its Parent Company or a Subsidiary thereof has notified the Administrative Agent, or has stated publicly, that it will not comply with its funding obligations under any other loan agreement or credit agreement or other financing agreement or (c) that has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination that a Lender is a Potential Defaulting Lender will be made by the Administrative Agent or, in the case of clause (b), the Issuing Lender, as the case may be, in its sole discretion acting in good faith. The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Qualified ECP Guarantor” means, in respect of any Hedge Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Hedge Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means preferred Equity Interests issued by a Person the terms of which are the same as those applicable to any class of units or common Equity Interests issued by such Person other than that such preferred Equity Interests (a) may be provided a preference over any class of units or the common Equity Interests in liquidation or payment of dividends or distributions, (b) may be convertible or exchangeable at the option of the holder but only into any common Equity Interests, (c) may have customary class voting rights, and (d) may have a fixed or variable dividend or distribution rate; provided that, in no event shall such units or such other preferred Equity Interests have any “debt”-like features such as (but not limited to) (i) a scheduled maturity, any amortization, any scheduled prepayments or any other prepayment terms (except that such preferred Equity Interests may have a scheduled maturity date that is no earlier than 180 days after the scheduled Maturity Date), (ii) any required cash interest payments, coupons, dividends or any other payments (other than conversions or exchanges into common Equity Interests or PIK dividends in additional Qualified Equity Interests or any principal payments at the scheduled maturity date), or (iii) any financial or other type of covenants other than covenants that are customary to common Equity Interests).

“Receivables” of any Person means, at any date of determination thereof, all Property of such Person which would, in accordance with GAAP, be required to be classified and accounted for as accounts receivable on the balance sheet of such Person.

“Register” has the meaning set forth in Section 9.7(b).

“Regulations T, U, and X” means Regulations T, U, and X of the Federal Reserve Board, as each is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Release” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Response” shall have the meaning set forth in CERCLA or under any other Environmental Law.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA (other than any such event not subject to the provision for 30-day notice to the PBGC under the regulations issued under such section).

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s chief financial officer, treasurer or controller, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s chief financial officer, treasurer or controller, and if such Person is managed by members, then a chief financial officer, treasurer or controller of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner or partners.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any Equity Interest of such Person, including in connection with any retirement, purchase, redemption or other acquisition of such Equity Interest, or any options, warrants or rights to purchase or acquire any such Equity Interest or (b) principal or interest payments (in cash, Property or otherwise) on, or redemption of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not include any dividend, distribution, repurchase or redemption payable solely in common Equity Interests or Qualified Equity Interests or from the proceeds of the contemporaneous issuance of additional common Equity Interests of such Person or warrants, options or other rights to purchase such common Equity Interests.

“Revolving Advance” means any advance by a Lender to the Borrower as part of a Revolving Borrowing. For the avoidance of doubt, the Revolving Tranche A Advances and the Tranche B Term Advances are “Revolving Advances” for all purposes hereunder.

“Revolving Borrowing” means a Borrowing consisting of simultaneous Revolving Advances of the same Type made by the Lenders pursuant to Section 2.1(a) or Converted by each Lender to Revolving Advances of a different Type pursuant to Section 2.4(b).

“Revolving Commitment” means, for each Lender, the obligation of each Lender to advance to Borrower the amount set opposite such Lender’s name on Schedule II as its Revolving Commitment, or if such Lender has entered into any Assignment and Acceptance, set forth for such Lender as its Revolving Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(b)(i); provided that, after the Maturity Date, the Revolving Commitment for each Lender shall be zero. After giving effect to the penultimate sentence of Section 2.1(a), the aggregate amount of the Revolving Commitments on the Amendment No. 7 Effective Date is $15,000,000.

“Revolving Loan” means the aggregate principal from a Lender which represents such Lender’s ratable share of a Revolving Borrowing.

“Revolving Note” means a promissory note of the Borrower payable to the order of a Lender in the amount of such Lender’s Revolving Commitment, in substantially the same form as Exhibit F -1, evidencing indebtedness of the Borrower to such Lender resulting from Revolving Advances owing to such Lender.

“Revolving Pro Rata Share” means, at any time with respect to any Lender, (a) the ratio (expressed as a percentage) of such Lender’s Revolving Commitment at such time to the aggregate Revolving Commitments at such time, or (b) if all of the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of such Lender’s aggregate outstanding Revolving Advances at such time to the total aggregate outstanding Revolving Advances at such time.

“Revolving Tranche A Advances” means all Revolving Advances other than the Tranche B Term Advances.

“Sanctions” has the meaning set forth in Section 4.20(b).

“Schlumberger Receivables Transaction” means the sale by the Borrower to Citibank, N.A. or such other third party from time to time of certain Receivables owed to the Borrower by Schlumberger Ltd. and or its Subsidiaries pursuant to a Supplier Agreement and Lien Release and Acknowledgement Agreement, substantially in the forms provided by the Borrower to the Administrative Agent on November 30, 2015 or such other form acceptable to the Administrative Agent.

“SEC” means, the Securities and Exchange Commission.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) the Secured Swap Obligations, but in any event, excluding Excluded Swap Obligations.

“Secured Swap Obligations” means any and all obligations owing by the Borrower or any Subsidiary thereof (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising) to any Secured Swap Provider under any Hedging Arrangement between the Borrower or any Subsidiary thereof and such Secured Swap Provider, in each case, after giving effect to all netting arrangements relating to such Hedging Arrangement; provided that if such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender hereunder, Secured Swap Obligations shall only include such obligations to the extent arising from transactions and confirmations entered into under Hedging Arrangements at any time such Secured Swap Provider was a Lender or an Affiliate of a Lender hereunder (including transactions and confirmations entered into under Hedging Arrangements in effect on the Amendment No. 4 Effective Date), without giving effect to any extension, increases, or modifications thereof which are made after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender hereunder.

“Secured Swap Provider” means any Person that is a party to a Hedging Arrangement with any Credit Party if (a) at the time such Hedging Arrangement was entered into or assumed, such Person was a Lender or an Affiliate of a Lender hereunder, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason or (b) such Hedging Arrangement was in effect on the Amendment No. 4 Effective Date and such Person or an Affiliate of such Person was a Lender on the Amendment No. 4 Effective Date, even if such Person subsequently ceases to be a Lender (or an Affiliate thereof) for any reason.

“Secured Parties” means the Administrative Agent, the Issuing Lender, the Lenders, the Secured Swap Providers and Banking Services Providers.

“Security Agreement” means the Amended and Restated Pledge and Security Agreement among the Credit Parties and the Administrative Agent in such form acceptable to the Administrative Agent.

“Security Documents” means, collectively, the Security Agreement, the Mortgages, and any and all other instruments, documents or agreements, now or hereafter executed by any Credit Party or any other Person to secure the Secured Obligations.

“S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw-Hill Companies, Inc., or any successor thereof which is a national credit rating organization.

“Solvent” means, as to any Person, on the date of any determination (a) the fair value of the Property of such Person is greater than the total amount of debts and other liabilities (including without limitation, contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including, without limitation, contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including, without limitation, contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including, without limitation, contingent liabilities) beyond such Person’s ability to pay as such debts and liabilities mature, (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person’s Property would constitute unreasonably small capital, and (f) such Person has not transferred, concealed or removed any Property with intent to hinder, delay or defraud any creditor of such Person.

“Specified Dispositions” means the sale by any Credit Party of the assets or Equity Interests set out on Schedule 6.8(c) hereto, as such schedule may be updated from time to time with respect to the Intellectual Property Collateral referred to therein relating to “Fusion” and “Quantum” in the Administrative Agent’s reasonable discretion.

“Subject Lender” has the meaning set forth in Section 2.14.

“Subsidiary” means, with respect to any Person (the “holder”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the holder in the holder’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity, a majority of whose outstanding Voting Securities shall at any time be owned by the holder or one more Subsidiaries of the holder. Unless expressly provided otherwise, all references herein and in any other Credit Document to any “Subsidiary” or “Subsidiaries” means a Subsidiary or Subsidiaries of the Borrower.

“Swing Line Advance” means an advance by the Swing Line Lender to the Borrower as part of a Swing Line Borrowing.

“Swing Line Borrowing” means the Borrowing consisting of a Swing Line Advance made by the Swing Line Lender pursuant to Section 2.3 or, if an AutoBorrow Agreement is in effect, any transfer of funds pursuant to such AutoBorrow Agreement.

“Swing Line Sublimit Amount” means $5,000,000; provided that, on and after the Maturity Date, the Swing Line Sublimit Amount shall be zero.

“Swing Line Lender” means Wells Fargo.

“Swing Line Note” means the promissory note made by the Borrower payable to the order of the Swing Line Lender evidencing the indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances in substantially the same form as Exhibit F-2.

“Swing Line Payment Date” means (a) if an AutoBorrow Agreement is in effect, the earliest to occur of (i) the date required by such AutoBorrow Agreement, (ii) demand is made by the Swing Line Lender and (iii) the Maturity Date, or (b) if an AutoBorrow Agreement is not in effect, the earlier to occur of (i) three (3) Business Days after demand is made by the Swing Line Lender if no Default exists, and otherwise upon demand by the Swing Line Lender and (ii) the Maturity Date.

“Tangible Net Worth” means, as to the Borrower, (i) the consolidated shareholder’s (or other type of equity holder’s) equity of the Borrower and its Subsidiaries (determined in accordance with GAAP), less (ii) the amount of consolidated intangible assets (as defined under GAAP) of the Borrower and its Subsidiaries.

“Taxes” has the meaning set forth in Section 2.13(a).

“Termination Event” means (a) a Reportable Event with respect to a Plan, (b) the withdrawal of the Borrower or any member of the Controlled Group from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Third Party Locations” means any location which holds, stores or otherwise maintains Collateral, including such locations that are leased locations, trailer storage or self-storage facilities, distribution centers or warehouses, and such locations that are the subject of any bailee arrangement.

“Tranche B Term Advances” means the Revolving Advances which are designated as Tranche B Term Advances on the Amendment No. 7 Effective Date as provided under Section 2.1(a).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services

“Type” has the meaning set forth in Section 1.4.

“Unrestricted Cash” means, as of any date of determination, the readily and immediately available cash that would not appear as “restricted” on the balance sheet of the Borrower and its Subsidiaries and held in deposit accounts of any Credit Party (other than the Cash Collateral Account) on such date; provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (a) a Lien in favor of the Administrative Agent pursuant to Security Documents and (b) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wilkinson Bonds” means the Taxable Industrial Development Revenue Bond (Carbo Ceramics Inc. Project), Series 2008, having a maximum principal amount not to exceed $410,000,000, issued by the Development Authority of Wilkinson County.

“Wilkinson Capital Lease Obligations” means the Debt under the Capital Lease described in Schedule 6.1.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3 Accounting Terms; Changes in GAAP.

(a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements delivered to the Administrative Agent for the fiscal year ending December 31, 2008 as required under Section 5.2.

(b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.1 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower’s financial statements referred to in Section 4.4.

(c) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.4 Classes and Types of Advances. Advances are distinguished by “Class” and “Type”. The “Class” of an Advance refers to the determination of whether such Advance is a Revolving Advance or a Swing Line Advance. The “Type” of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a LIBOR Advance.

Section 1.5 Miscellaneous. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements (including this Agreement) are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. Any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein). The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

ARTICLE 2

CREDIT FACILITIES

Section 2.1 Revolving Commitments.

(a) Revolving Commitment. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Maturity Date; provided that after giving effect to such Revolving Advances, the Outstandings shall not exceed the aggregate Revolving Commitments in effect at such time. Each Revolving Borrowing shall (A) if comprised of Base Rate Advances be in an aggregate amount not less than $100,000 and in integral multiples of $100,000 in excess thereof, (B) if comprised of LIBOR Advances be in an aggregate amount not less than $200,000 and in integral multiples of $100,000 in excess thereof, and (C) consist of Revolving Advances of the same Type made on the same day by the Lenders ratably according to their respective Revolving Commitments; provided that, notwithstanding the foregoing, until such time as agreed to by each Lender in writing, no Revolving Tranche A Advances may be made on or after the Amendment No. 7 Effective Date, including reimbursement requests pursuant to Section 2.2(c)(i); provided, however, that, for the avoidance of doubt, the foregoing proviso shall not prohibit the issuance of Letters of Credit pursuant to Section 2.2 in accordance with the terms of such section. On the Amendment No. 7 Effective Date, $65,000,000 of the Revolving Advances outstanding immediately prior to giving effect to Amendment No. 7 are hereby designated as and deemed to constitute Tranche B Term Advances, and each Lender’s pro rata share of such Tranche B Term Advances is as set forth on Schedule II hereof. Within the limits of each Lender’s Revolving Commitment, the Borrower may from time to time borrow, prepay pursuant to Section 2.5, and reborrow under this Section 2.1(a); provided that, once prepaid or repaid, the Borrower may not reborrow any Tranche B Term Advances.

(b) Reduction of the Commitments.

(i) Commitments. The Borrower shall have the right, upon at least three Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce in part the unused portion of the Commitments; provided that each partial reduction shall be in a minimum amount of $200,000 and in integral multiples of $100,000 in excess thereof. The Commitments shall automatically and permanently reduce by the amount of any principal prepayment or repayment of the Tranche B Term Advances on the date of such prepayment or repayment. Other than as provided in Section 2.1(b)(ii) below, any reduction or termination of the Commitments pursuant to this Section 2.1(b)(i) shall be applied ratably to each Lender’s Commitment and shall be permanent, with no obligation of the Lenders to reinstate such Commitments, and the Commitment Fees shall thereafter be computed on the basis of the aggregate Commitments, as so reduced. If there are no outstanding Commitments, Letters of Credit, expenses, fees or any other amounts owing pursuant to any Credit Document, the Borrower shall have the right, upon at least one Business Day’s notice to the Administrative Agent, to terminate this Agreement except the terms hereof which expressly state that such terms survive the termination of this Agreement or the termination of the Commitments.

(ii) Defaulting Lender. At any time when a Lender is then a Defaulting Lender, the Borrower, at the Borrower’s election, may terminate such Defaulting Lender’s Revolving Commitment hereunder; provided that (A) such termination must be of the Defaulting Lender’s entire Revolving Commitment, (B) the Borrower shall pay all amounts owed by the Borrower to such Defaulting Lender in such Lender’s capacity as a Lender under this Agreement and under the other Credit Documents (including principal of and interest on the Revolving Advances owed to such Defaulting Lender, accrued commitment fees (subject to Section 2.7(a)), and letter of credit fees but specifically excluding any amounts owing under Section 2.10 as result of such payment of Revolving Advances) and shall deposit with the Administrative Agent into the Cash Collateral Account cash collateral in the amount equal to such Defaulting Lender’s ratable share of the Letter of Credit Exposure, (C) a Defaulting Lender’s Revolving Commitment may be terminated by the Borrower under this Section 2.1(b)(ii) if and only if at such time, the Borrower has elected, or is then electing, to terminate the Revolving Commitments of all then existing Defaulting Lenders. Upon written notice to the Defaulting Lender and Administrative Agent of the Borrower’s election to terminate a Defaulting Lender’s Revolving Commitment pursuant to this clause (ii) and the payment and deposit of amounts required to be made by the Borrower under clause (B) above, (1) such Defaulting Lender shall cease to be a “Lender” hereunder for all purposes except that such Lender’s rights as a Lender under Sections 2.11, 2.13, 8.5 and 9.2 shall continue with respect to events and occurrences occurring before or concurrently with its ceasing to be a “Lender” hereunder, (2) such Defaulting Lender’s Revolving Commitment shall be deemed terminated, and (3) such Defaulting Lender shall be relieved of its obligations hereunder as a “Lender”.

(c) Notes. The indebtedness of the Borrower to each Lender resulting (i) from Revolving Advances owing to such Lender shall be evidenced by a Revolving Note and (ii) from Swing Line Advances owing to the Swing Line Lender, as set forth in Section 2.3 below, shall be evidenced by a Swing Line Note.

Section 2.2 Letters of Credit.

(a) Commitment for Letters of Credit. Each Issuing Lender, the Lenders and the Borrowers agree that effective as of the Amendment No. 7 Effective Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and be governed by the terms and conditions of, this Agreement as Letters of Credit. Subject to the terms and conditions set forth in this Agreement, the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time on any Business Day during the period from the Effective Date until the date that is 10 days prior to the Maturity Date, to issue, increase or extend the expiration date of, Letters of Credit for the account of any Credit Party, provided that no Letter of Credit will be issued, increased, or extended (or deemed issued as to the Existing Letters of Credit):

(i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the Letter of Credit Maximum Amount;

(ii) unless such Letter of Credit has an expiration date not later than 10 days prior to the Maturity Date; provided that, if Revolving Commitments are terminated in whole pursuant to Section 2.1(b)(i), the Borrower shall, at its election, either (A) deposit into the Cash Collateral Account cash in an amount equal to 105% of the Letter of Credit Exposure for the Letters of Credit which have an expiry date beyond the Maturity Date or (B) provide a replacement letter of credit (or other security) reasonably acceptable to the Administrative Agent and the Issuing Lender in an amount equal to 105% of the Letter of Credit Exposure;

(iii) unless such Letter of Credit is (A) a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person, or (B) with the consent of the Issuing Lender (such consent not to be unreasonably withheld) and so long as the Borrower as agreed to such additional reasonable fees which may apply, a commercial letter of credit;

(iv) unless such Letter of Credit is in form and substance acceptable to the Issuing Lender in its sole discretion;

(v) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; provided that, if the terms of any Letter of Credit Application conflicts with the terms of this Agreement, the terms of this Agreement shall control;

(vi) unless such Letter of Credit is governed by (A) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (B) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender;

(vii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing, increasing or extending such Letter of Credit, or any Legal Requirement applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance, increase or extension of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Lender in good faith deems material to it;

(viii) if the issuance, increase or extension of such Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally;

(ix) if Letter of Credit is to be denominated in a currency other than Dollars; or

(x) any Lender is at such time a Defaulting Lender or a Potential Defaulting Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

Furthermore, anything contained herein to the contrary notwithstanding, the Issuing Lender may, but shall not be obligated to, issue or cause the issuance of a Letter of Credit that supports the obligations of the Borrower or its Subsidiaries in respect of (1) a lease of real property, or (2) an employment contract.

(b) Requesting Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application given by the Borrower to the Administrative Agent for the benefit of the Issuing Lender by facsimile or other writing not later than 11:00 a.m. (Houston, Texas, time) on the third Business Day before the proposed date of issuance for the Letter of Credit. Each Letter of Credit Application shall be fully completed and shall specify the information required therein. Each Letter of Credit Application shall be irrevocable and binding on the Borrower. Subject to the terms and conditions hereof, the Issuing Lender shall before 2:00 p.m. (Houston, Texas, time) on the date of such Letter of Credit issue such Letter of Credit to the beneficiary of such Letter of Credit.

(c) Reimbursements for Letters of Credit; Funding of Participations.

(i) With respect to any Letter of Credit, in accordance with the related Letter of Credit Application, the Borrower agrees to pay within three (3) Business Days to the Administrative Agent on behalf of the Issuing Lender an amount equal to any amount paid by the Issuing Lender under such Letter of Credit. Upon the Issuing Lender’s demand for payment under the terms of a Letter of Credit Application, the Borrower may, subject to Section 2.1(a), with a written notice, request that the Borrower’s obligations to the Issuing Lender thereunder be satisfied with the proceeds of a Revolving Tranche A Advance in the same amount (notwithstanding any minimum size or increment limitations on individual Revolving Tranche A Advances). If the Borrower does not make such request and does not otherwise make the payments demanded by the Issuing Lender as required under this Agreement or the Letter of Credit Application, then the Borrower shall be deemed for all purposes of this Agreement to have requested such a Revolving Tranche A Advance in the same amount and the transfer of the proceeds thereof to satisfy the Borrower’s obligations to the Issuing Lender, and the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Lenders to make such Revolving Tranche A Advance, to transfer the proceeds thereof to the Issuing Lender in satisfaction of such obligations, and to record and otherwise treat such payments as a Revolving Tranche A Advance to the Borrower. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Borrowing to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release any of the Borrower’s obligations under any Letter of Credit Application, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.2(c) shall not constitute a cure or waiver of any Default, other than the payment Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Letter of Credit Application.

(ii) Subject to Section 2.1(a), each Lender (including the Lender acting as Issuing Lender) shall, upon notice from the Administrative Agent that the Borrower has requested or is deemed to have requested a Revolving Tranche A Advance pursuant to Section 2.4 and regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make funds available to the Administrative Agent for the account of the Issuing Lender in an amount equal to such Lender’s Revolving Pro Rata Share of the amount of such Revolving Tranche A Advance not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon each Lender that so makes funds available shall be deemed to have made a Revolving Tranche A Advance to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(iii) If any such Lender shall not have so made its Revolving Advance available to the Administrative Agent pursuant to this Section 2.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Tranche A Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Tranche A Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Tranche A Advance was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned.

Each Lender’s obligation to make the Revolving Tranche A Advance pursuant to this Section 2.2 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Issuing Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Revolving Commitments; (3) any breach of this Agreement by any Credit Party or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(d) Participations. Upon the date of the issuance or increase of a Letter of Credit under Section 2.2(a), the Issuing Lender shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender’s Revolving Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit issued or increased and the actual dollar amount of such Lender’s participation in such Letter of Credit.

(e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

(i) any lack of validity or enforceability of any Letter of Credit Documents;

(ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

(iii) the existence of any claim, set-off, defense or other right which any Credit Party may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, any Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

(iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Lender would not be liable therefor pursuant to the following paragraph (g);

(v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

(f) Prepayments of Letters of Credit. In the event that any Letter of Credit shall be outstanding or shall be drawn and not reimbursed on or prior to the 5th Business Day prior to the Maturity

Date, the Borrower shall pay to the Administrative Agent an amount equal to 105% of the Letter of Credit Exposure allocable to such Letter of Credit, such amount to be due and payable on the 5th Business Day prior to the Maturity Date, and to be held in the Cash Collateral Account and applied in accordance with paragraph (h) below.

(g) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

(i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(iii) payment by the Issuing Lender against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

(iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Lender’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Lender’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(h) Cash Collateral Account.

(i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.2(f), 2.2(i), 2.5(c), 7.2(b) or 7.3(b), then the Borrower and the Administrative Agent shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Administrative Agent’s standard form assignment of deposit accounts, that the Administrative Agent reasonably requests in connection therewith to establish the Cash Collateral Account and grant the Administrative Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Administrative Agent and grants the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Secured Obligations.

(ii) Funds held in the Cash Collateral Account shall be held as cash collateral for obligations with respect to Letters of Credit and promptly applied by the Administrative Agent at the request of the Issuing Lender to any reimbursement or other obligations under Letters of Credit that exist or occur. To the extent that any surplus funds are held in the Cash Collateral

Account above the Letter of Credit Exposure during the existence of an Event of Default the Administrative Agent may (A) hold such surplus funds in the Cash Collateral Account as cash collateral for the Secured Obligations or (B) apply such surplus funds to any Secured Obligations in any manner directed by the Majority Lenders. If no Default exists, the Administrative Agent shall release any surplus funds held in the Cash Collateral Account above the Letter of Credit Exposure to the Borrower promptly following the Borrower’s written request. Notwithstanding the foregoing, if the Borrower has complied with the terms of Section 2.2(i) and no Default exists, or would result therefrom, the Administrative Agent shall release the funds deposited by the Borrower pursuant to Section 2.2(i) to the Borrower promptly following the Borrower’s written request.

(iii) Funds held in the Cash Collateral Account may be invested (for the benefit of the Borrower) in Liquid Investments maintained with, and under the sole dominion and control of, the Administrative Agent or in another investment if mutually agreed upon by the Borrower and the Administrative Agent, but the Administrative Agent shall have no obligation to make any investment of the funds therein. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

(i) Defaulting Lender. If, at any time, a Defaulting Lender or a Potential Defaulting Lender exists hereunder, then, at the request of the Issuing Lender, the Borrower shall deposit funds with Administrative Agent into the Cash Collateral Account an amount equal to such Defaulting Lender’s or Potential Defaulting Lender’s pro rata share of the Letter of Credit Exposure.

(j) Letters of Credit Issued for Guarantors or any Subsidiary. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Guarantor or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit issued hereunder by the Issuing Lender. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor, the Borrower or any Subsidiary inures to the benefit of the Borrower, and that the Borrower’s business (indirectly or directly) derives substantial benefits from the businesses of such other Persons.

Section 2.3 Swing Line Advances.

(a) Facility. On the terms and conditions set forth in this Agreement, and if an AutoBorrow Agreement is in effect, subject to the terms and conditions of such AutoBorrow Agreement, the Swing Line Lender may, in its sole discretion, from time-to-time on any Business Day during the period from the date of this Agreement until the last Business Day occurring before the Maturity Date, make Swing Line Advances under the Swing Line Note to the Borrower which shall be due and payable on the Swing Line Payment Date (except that no Swing Line Advance may mature after the Maturity Date), bearing interest at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances, and in an aggregate outstanding principal amount not to exceed the Swing Line Sublimit Amount at any time; provided that (i) after giving effect to such Swing Line Advance, the Outstandings shall not exceed the aggregate Revolving Commitments in effect at such time; (ii) no Swing Line Advance shall be made by the Swing Line Lender if the conditions set forth in Section 3.2 have not been met as of the date of such Swing Line Advance, it being agreed by the Borrower that the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Swing Line Advance shall constitute a representation and warranty by the Borrower that on the date of such Swing Line Advance such conditions have been met; and (iii) if an AutoBorrow Agreement is in effect, such additional terms and conditions of such AutoBorrow Agreement shall have been satisfied, and in the event that any of the terms of this Section 2.3(a) conflict with such AutoBorrow Agreement, the terms of the AutoBorrow Agreement shall govern and control. The indebtedness of the Borrower to the Swing Line Lender resulting from Swing Line Advances shall be evidenced by the Swing Line Note. No Lender shall have any rights or obligations under any AutoBorrow Agreement, but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Advances and to refinance Swing Line Advances as provided below.

(b) Prepayment. Within the limits expressed in this Agreement, amounts advanced pursuant to Section 2.3(a) may from time to time be borrowed, prepaid without penalty, and reborrowed. If the aggregate outstanding principal amount of the Swing Line Advances ever exceeds the Swing Line Sublimit Amount, the Borrower shall, upon receipt of written notice of such condition from the Swing Line Lender and to the extent of such excess, prepay to the Swing Line Lender outstanding principal of the Swing Line Advances such that such excess is eliminated. If an AutoBorrow Agreement is in effect, each prepayment of a Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement.

(c) Reimbursements for Swing Line Obligations.

(i) With respect to the Swing Line Advances and the interest, premium, fees, and other amounts owed by the Borrower to the Swing Line Lender in connection with the Swing Line Advances, the Borrower agrees to pay to the Swing Line Lender such amounts when due and payable to the Swing Line Lender under the terms of this Agreement and, if an AutoBorrow Agreement is in effect, in accordance with the terms of such AutoBorrow Agreement. If the Borrower does not pay to the Swing Line Lender any such amounts when due and payable to the Swing Line Lender, the Swing Line Lender may upon notice to the Administrative Agent request the satisfaction of such obligation by the making of a Revolving Borrowing in the amount of any such amounts not paid when due and payable. Upon such request, the Borrower shall be deemed to have requested the making of a Revolving Borrowing in the amount of such obligation and the transfer of the proceeds thereof to the Swing Line Lender. Such Revolving Borrowing shall bear interest based upon the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances. The Administrative Agent shall promptly forward notice of such Revolving Borrowing to the Borrower and the Lenders, and each Lender shall, regardless of whether (A) the conditions in Section 3.2 have been met, (B) such notice complies with Section 2.4, or (C) a Default exists, make available such Lender’s ratable share of such Revolving Borrowing to the Administrative Agent, and the Administrative Agent shall promptly deliver the proceeds thereof to the Swing Line Lender for application to such amounts owed to the Swing Line Lender. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Swing Line Lender to make such requests for Revolving Borrowings on behalf of the Borrower, and the Lenders to make Revolving Tranche A Advances to the Administrative Agent for the benefit of the Swing Line Lender in satisfaction of such obligations. The Administrative Agent and each Lender may record and otherwise treat the making of such Revolving Borrowings as the making of a Revolving Tranche A Advance to the Borrower under this Agreement as if requested by the Borrower. Nothing herein is intended to release the Borrower’s obligations under the Swing Line Note, but only to provide an additional method of payment therefor. The making of any Borrowing under this Section 2.3(c) shall not constitute a cure or waiver of any Default or Event of Default, other than the payment Default or Event of Default which is satisfied by the application of the amounts deemed advanced hereunder, caused by the Borrower’s failure to comply with the provisions of this Agreement or the Swing Line Note.

(ii) If at any time, the Revolving Commitments shall have expired or be terminated while any Swing Line Advance is outstanding, each Lender, at the sole option of the Swing Line Lender, shall either (A) notwithstanding the expiration or termination of the Revolving Commitments, make a Revolving Tranche A Advance as a Base Rate Advance, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Advance, in either case in an amount equal to the product of such Lender’s Revolving Pro Rata Share times the outstanding aggregate principal balance of the Swing Line Advances. The Administrative Agent shall notify each such Lender of the amount of such Revolving Tranche A Advance or participation, and such Lender will transfer to the Administrative Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Revolving Tranche A Advance or participation.

(iii) If any such Lender shall not have so made its Revolving Tranche A Advance or its percentage participation available to the Administrative Agent pursuant to this Section 2.3, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of (A) the Federal Funds Rate for such day for the first three days and thereafter the interest rate applicable to the Revolving Tranche A Advance and (B) the Maximum Rate. Whenever, at any time after the Administrative Agent has received from any Lender such Lender’s Revolving Tranche A Advance or participating interest in a Swing Line Advance, the Administrative Agent receives any payment on account thereof, the Administrative Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s Revolving Tranche A Advance or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Administrative Agent is required to be returned. Each Lender’s obligation to make the Revolving Tranche A Advance or purchase such participating interests pursuant to this Section 2.3 shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Administrative Agent or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or the termination of the Revolving Commitments; (3) any breach of this Agreement by the Borrower or any other Lender; or (4) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Advance, once so participated by any Lender, shall cease to be a Swing Line Advance with respect to that amount for purposes of this Agreement, but shall continue to be a Revolving Tranche A Advance.

(d) Method of Borrowing. If an AutoBorrow Agreement is in effect, each Swing Line Borrowing shall be made as provided in such AutoBorrow Agreement. Otherwise, and except as provided in the clause (c) above, each request for a Swing Line Advance shall be made pursuant to telephone notice to the Swing Line Lender given no later than 1:00 p.m. (Houston, Texas time) on the date of the proposed Swing Line Advance, promptly confirmed by a completed and executed Notice of Borrowing telecopied or facsimiled to the Administrative Agent and the Swing Line Lender. The Swing Line Lender will promptly make the Swing Line Advance available to the Borrower at the Borrower’s account with the Administrative Agent.

(e) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Advances (provided that any failure of the Swing Line Lender to provide such invoice shall not release the Borrower from its obligation to pay such interest). Until each Lender funds its Revolving Tranche A Advance or risk participation pursuant to clause (c) above, interest in respect of Lender’s Revolving Pro Rata Share of the Swing Line Advances shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lenders. The Borrower shall make all payments of principal and interest in respect of the Swing Line Advances directly to the Swing Line Lender.

(g) Discretionary Nature of the Swing Line Facility. Notwithstanding any terms to the contrary contained herein or in any AutoBorrow Agreement, the Swing Line facility provided herein or in any AutoBorrow Agreement (i) is an uncommitted facility and the Swing Line Lender may, but shall not be obligated to, make Swing Line Advances, and (ii) may be terminated at any time by the Swing Line Lender upon written notice to the Borrower; provided further that, notwithstanding the foregoing, until such time as agreed to by each Lender in writing, no Swing Line Advances may be made on or after the Amendment No. 7 Effective Date.

Section 2.4 Advances.

(a) Notice. Each Revolving Borrowing, shall be made pursuant to a Notice of Borrowing given not later than (i) 11:00 a.m. (Houston, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a LIBOR Advance or (ii) 11:00 a.m. (Houston, Texas time) on the Business Day before the date of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice of such proposed Borrowing by facsimile or telex. Each Notice of Borrowing shall be by facsimile or telex, confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying the requested (i) date of such Borrowing, (ii) Type and Class of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of LIBOR Advances, Interest Period for each such Advance. In the case of a proposed Borrowing comprised of LIBOR Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.8(b). Each Lender shall, before 12:00 noon (Houston, Texas time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Administrative Agent at its address referred to in Section 9.9, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender’s Revolving Pro Rata Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent or as otherwise directed by the Borrower with written notice to the Administrative Agent.

(b) Conversions and Continuations. In order to elect to Convert or continue a Revolving Advance under this paragraph, the Borrower shall deliver an irrevocable Notice of Continuation or Conversion to the Administrative Agent at the Administrative Agent’s office no later than 11:00 a.m. (Houston, Texas time) (i) on the Business Day before the date of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a LIBOR Advance. Each such Notice of Conversion or Continuation shall be in writing or by telex or facsimile confirmed promptly by the Borrower with a hard copy (other than with respect to notice sent by facsimile), specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested and, if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a LIBOR Advance, notify each Lender of the applicable interest rate under Section 2.8(b). The portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Borrowing.

(c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:

(i) at no time shall there be more than five Interest Periods applicable to outstanding LIBOR Advances;

(ii) the Borrower may not select LIBOR Advances for any Borrowing at any time when a Default has occurred and is continuing;

(iii) if any Lender shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make LIBOR Advances or to fund or maintain LIBOR Advances, (A) the obligation of such Lender to make such LIBOR Advance as part of the requested Borrowing or for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and such Lender’s portion of such requested Borrowing or any subsequent Borrowing of LIBOR Advances shall be made in the form of a Base Rate Advance, and (B) such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender;

(iv) if the Administrative Agent is unable to determine the LIBO Rate for LIBOR Advances comprising any requested Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance;

(v) if the Majority Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the LIBO Rate for LIBOR Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective LIBOR Advances, as the case may be, for such Borrowing, the right of the Borrower to select LIBOR Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Base Rate Advance; and

(vi) if the Borrower shall fail to select the duration or continuation of any Interest Period for any LIBOR Advances in accordance with the provisions contained in the definition of Interest Period in Section 1.1 and paragraph (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Base Rate Advances or, if an existing Advance, Convert into Base Rate Advances.

(d) Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation or Conversion delivered by the Borrower hereunder, including its deemed request for borrowing made under Section 2.2(c), shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s applicable pro rata share of any Borrowing, the Administrative Agent may assume that such Lender has made its applicable pro rata share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.4(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its applicable pro rata share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the lesser of (A) the Federal Funds Rate for such day and (B) the Maximum Rate. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

Section 2.5 Prepayments.

(a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.5.

(b) Optional. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.10 and after giving by 11:00 a.m. (Houston, Texas time) (i) in the case of LIBOR Advances, at least three Business Days’ or (ii) in case of Base Rate Advances, one Business Day’s prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date; provided that (A) each optional prepayment of LIBOR Advances shall be in a minimum amount not less than $200,000 and in multiple integrals of $100,000 in excess thereof, (B) each optional prepayment of Base Rate Advances shall be in a minimum amount not less than $100,000 and in multiple integrals of $100,000 in excess thereof and (C) each optional prepayment of Swing Line Advances shall have no minimum requirement. If an AutoBorrow Agreement is in effect, each prepayment of Swing Line Advances shall be made as provided in such AutoBorrow Agreement.

(c) Mandatory.

(i) If the Borrower or any Subsidiary receives Debt Incurrence Proceeds other than those resulting from Permitted Debt, then not later than two Business Days following the receipt of such proceeds, the Borrower shall prepay the Tranche B Advances in an amount equal to 100% of such Debt Incurrence Proceeds.

(ii) If the Borrower or any Subsidiary completes a Disposition which is not a Permitted Disposition, then the Borrower shall, no later than three Business Days following the completion of such Disposition and in an amount equal to 100% of the Net Cash Proceeds generated from such Disposition first prepay the outstanding principal amount of the Tranche B Term Advances in the inverse order of maturity until such time as the Tranche B Term Advances are repaid in full, second prepay the outstanding principal amount of the Swing Line Advances until such time as such Advances are repaid in full, third prepay the outstanding principal amount of the Revolving Tranche A Advances until such time as such Advances are repaid in full and fourth make deposits with the Administrative Agent into the Cash Collateral Account to provide Cash Collateral in the amount of such excess for the Letter of Credit Exposure.

(iii) If the Borrower or any Subsidiary receives any Extraordinary Receipts (whether from a single Casualty Event or related series of Casualty Events and whether as one payment or a series of payments) in excess of $250,000 in the aggregate since the Amendment No. 7 Effective Date, then the Borrower shall, no later than five Business Days following the receipt of such excess Extraordinary Receipts and in an amount equal to 100% of the amount of such excess Extraordinary Receipts, first prepay the outstanding principal amount of the Tranche B Term Advances in the inverse order of maturity until such time as the Tranche B Term Advances are repaid in full, second prepay the outstanding principal amount of the Swing Line Advances until such Advances are repaid in full, third prepay the outstanding principal amount of the Revolving Tranche A Advances until such Advances are repaid in full and fourth make deposits with the Administrative Agent into the Cash Collateral Account to provide Cash Collateral in the amount of such excess for the Letter of Credit Exposure; provided that, (A) if no Default exists or would arise therefrom, then such excess Extraordinary Receipts shall not be required to be so applied on such date to the extent that Borrower shall have delivered a certificate by a Responsible Officer of the Borrower to the Administrative Agent on or prior to such date stating that such Extraordinary Receipts are reasonably expected to be reinvested in fixed or capital assets of any Credit Party within 180 days following the date the Borrower or such Subsidiary received such Extraordinary Receipts (which officer’s certificate shall set forth the estimates of the amounts to be so expended); (B) if all or any portion of such Extraordinary Receipts are not reinvested within such 180-day period as provided in clause (A) above, then 100% of such unused portion shall be applied on the last day of such period in such order as provided under the first through fourth clauses above; and (C) if an Event of Default exists and such Extraordinary Receipts are insurance proceeds, the Borrower shall turn such proceeds over to the Administrative Agent in accordance with Section 5.3(d).

(iv) Upon the consummation of any Specified Disposition of any assets of Falcon constituting Inventory or Equipment, the Borrower shall, not later than one Business Day following the receipt of Net Cash Proceeds from such Disposition, prepay any Banking Services Obligations of Falcon owed to a Banking Services Provider until such Banking Services Obligations are repaid in full.

(v) Upon the consummation of any Specified Disposition of any assets of Falcon constituting real property and fixtures and improvements to such real property, the Borrower shall, not later than one Business Day following the receipt of Net Cash Proceeds from such Disposition, first prepay the outstanding principal amount of the Tranche B Term Advances in the inverse order of maturity until such time as the Tranche B Term Advances are repaid in full, second prepay the outstanding principal amount of the Swing Line Advances until such Advances are repaid in full, third prepay the outstanding principal amount of the Revolving Tranche A Advances until such Advances are repaid in full and fourth make deposits with the Administrative Agent into the Cash Collateral Account to provide Cash Collateral in the amount of such excess for the Letter of Credit Exposure.

(vi) Upon the consummation of any Specified Disposition of bauxite Inventory of Borrower set forth on Schedule 6.8(c), the Borrower may retain 50% of the Net Cash Proceeds from such Disposition and with respect to the other 50% of the remainder of such Net Cash Proceeds, the Borrower shall, not later than one Business Day following the receipt of Net Cash Proceeds from such Disposition, first prepay the outstanding principal amount of the Tranche B Term Advances in the inverse order of maturity until such time as the Tranche B Term Advances are repaid in full, second prepay the outstanding principal amount of the Swing Line Advances until such Advances are repaid in full, third prepay the outstanding principal amount of the Revolving Tranche A Advances until such Advances are repaid in full and fourth make deposits with the Administrative Agent into the Cash Collateral Account to provide Cash Collateral in the amount of such excess for the Letter of Credit Exposure.

(d) Interest; Costs. Each prepayment pursuant to this Section 2.5 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date.

Section 2.6 Repayment.

(a) Advances. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of and ratable benefit of each Lender (i) the aggregate outstanding principal amount of all Advances on the Maturity Date and (ii) the aggregate outstanding principal amount of the Tranche B Term Advances in quarterly installments due and payable on each March 31st, June 30th, September 30th and December 31st, in the amounts and on the dates set forth below:

Amount:	Quarterly Payment Dates:
$3,033,000	June 30, 2016
$3,033,000	September 30, 2016
$3,033,000	December 31, 2016
$3,250,000	March 31, 2017
$3,250,000	June 30, 2017
$3,250,000	September 30, 2017
$3,250,000	December 31, 2017
$3,250,000	March 31, 2018
$3,250,000	June 30, 2018
$3,250,000	September 30, 2018
$3,250,000	December 31, 2018

For the avoidance of doubt, the unpaid principal balance of the Tranche B Term Advances shall be due and payable on the Maturity Date.

(b) Swing Line Advances. Each Swing Line Advance shall be paid in full on the Swing Line Payment Date.

Section 2.7 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Commitment Fee on the average daily amount by which (i) such Lender’s

Revolving Commitment exceeds (ii) the sum of such Lender’s outstanding Revolving Advances plus such Lender’s Revolving Pro Rata Share of the Letter of Credit Exposure, at the rate equal to the Applicable Margin for Commitment Fees for such period; provided that, no Commitment Fee shall accrue on the Revolving Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender. The Commitment Fee is due quarterly in arrears on March 31, June 30, September 30, and December 31 of each year commencing on March 31, 2010, and on the Maturity Date. For purposes of this Section 2.7(a) only, amounts advanced under the Swing Line Note shall not reduce the amount of the unused Revolving Commitment.

(b) Fees for Letters of Credit. The Borrower agrees to pay the following:

(i) To the Administrative Agent for the pro rata benefit of the Lenders a per annum letter of credit fee for each Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount equal to the greater of (A) four percent (4.00%) per annum on the face amount of such Letter of Credit, and (B) $600 per Letter of Credit. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date.

(ii) To the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (A) 0.250% per annum on the face amount of such Letter of Credit and (B) $600. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit, and, in the case of an increase or extension only, on the date of such increase or such extension.

(iii) To the Administrative Agent for the pro rata benefit of the Lenders such additional per annum letter of credit fee for each commercial Letter of Credit issued hereunder, for the period such Letter of Credit is to be outstanding, in an amount agreed to between the Borrower and the Issuing Lender in writing. Such fee shall be due and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, and on the Maturity Date.

(iv) To the Issuing Lender, an additional fronting fee for each commercial Letter of Credit equal an amount agreed to between the Borrower and the Issuing Lender. Such fee shall be due and payable in advance on the date of the issuance of the Letter of Credit in writing, and, in the case of an increase or extension only, on the date of such increase or such extension.

(v) To the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit. Such fees shall be due and payable as requested by the Issuing Lender in accordance with the Issuing Lender’s then current fee policy.

The Borrower shall have no right to any refund of letter of credit fees previously paid by the Borrower, including any refund claimed because any Letter of Credit is canceled prior to its expiration date.

(c) Other Fee. The Borrower agrees to pay the fees to the Administrative Agent as set forth in the Fee Letter.

Section 2.8 Interest.

(a) Base Rate Advances. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances for such period, provided that while an Event of Default is continuing the Base Rate Advances shall bear interest at the

Adjusted Base Rate in effect from time to time plus the Applicable Margin plus 2%. The Borrower shall pay to Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on such Lender’s Base Rate Advances on each March 31, June 30, September 30, and December 31 commencing on March 31, 2010, and on the Maturity Date. The Swing Line Advances shall bear interest only at the Adjusted Base Rate plus the Applicable Margin for Base Rate Advances or such other per annum rate to be agreed to between the Borrower and the Swing Line Lender; provided that while an Event of Default is continuing the Swing Line Advances shall bear interest at the Adjusted Base Rate in effect from time to time plus the Applicable Margin for Base Rate Advances plus 2%.

(b) LIBOR Advances. Each LIBOR Advance shall bear interest during its Interest Period equal to at all times the LIBO Rate for such Interest Period plus the Applicable Margin for LIBOR Advances for such period; provided that while an Event of Default is continuing, each LIBOR Advance shall bear interest at the LIBO Rate in effect from time to time plus the Applicable Margin plus 2%. The Borrower shall pay to the Administrative Agent for the ratable account of each Lender all accrued but unpaid interest on each of such Lender’s LIBOR Advances on the last day of the Interest Period therefor (provided that for LIBOR Advances with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any LIBOR Advance is repaid, and on the Maturity Date.

(c) Retroactive Adjustments of Applicable Margin. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.2 is shown to be inaccurate (regardless of whether this Agreement or the Revolving Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period then in effect (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the higher Applicable Margin then in effect that would have applied were applicable for such Applicable Period (and in any event at Level III if the inaccuracy was the result of dishonesty, fraud or willful misconduct), and (iii) the Borrower shall immediately, without further action by the Administrative Agent, any Lender or the Issuing Lender, pay to the Administrative Agent for the account of the applicable Lenders, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This Section 2.8(c) shall not limit the rights of the Administrative Agent and Lenders with respect to the default rate of interest as set forth in Section 2.8(a) and Section 2.8(b) and Article 7. The Borrower’s obligations under this Section 2.8(c) shall survive the termination of the Revolving Commitments and the repayment of all other Obligations hereunder.

Section 2.9 Illegality. If any Lender shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its applicable Lending Office to perform its obligations under this Agreement to make, maintain, or fund any LIBOR Advances of such Lender then outstanding hereunder, (a) the Borrower shall, no later than 11:00 a.m. (Houston, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding LIBOR Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the LIBOR Advances of such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date, (b) such Lender shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the LIBOR Advances prepaid to such Lender, and (c) the right of the Borrower to select LIBOR Advances from such Lender for any subsequent Borrowing shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.10 Breakage Costs. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment (including any deemed payment or repayment and any reallocated repayment to non-defaulting Lenders provided for in Section 2.12(a)) of any Advance other than a Base Rate Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or convert any Advance other than a Base Rate Advance on the date or in the amount notified by the Borrower; or

(c) any assignment of an LIBO Rate Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.14;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.10, the requesting Lender shall be deemed to have funded the LIBO Rate Advances made by it at the LIBO Base Rate used in determining the LIBO Rate for such Advance by a matching deposit or other borrowing in the offshore interbank market for Dollars for a comparable amount and for a comparable period, whether or not such LIBO Rate Advance was in fact so funded.

Section 2.11 Increased Costs.

(a) LIBOR Advances. If any Change in Law shall:

(i) impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than by way of imposition or increase of reserve requirements included in the LIBO Rate Reserve Percentage) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, financial institutions generally, including such Lender (or its applicable Lending Office), including the Revolving Commitments of such Lender hereunder; or

(ii) impose on financial institutions generally, including such Lender (or its applicable Lending Office), or on the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its applicable Lending Office) of making, Converting into, continuing, or maintaining any LIBOR Advances or to reduce any sum received or receivable by such Lender (or its applicable Lending Office) under this Agreement or its Notes with respect to any LIBOR Advances, then the Borrower shall pay to such Lender within three Business Days after written demand made by such Lender such amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender for such increased cost or reduction.

(b) Capital Adequacy. If, after the Effective Date, any Lender or the Issuing Lender shall have determined that any Change in Law affecting such Lender or Issuing Lender or any lending office of such Lender or such Lender’s or Issuing Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on the capital of financial institutions generally, including such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender, as a consequence of such Lender’s or the Issuing Lender’s obligations hereunder to a level below that which such Lender or the Issuing Lender or such corporation could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time within three Business Days after written demand by such Lender or the Issuing Lender, as the case may be, the Borrower shall pay to such Lender or the Issuing Lender such additional amount or amounts as such Lender determines in good faith to be necessary to compensate such Lender or the Issuing Lender for such reduction.

(c) Mitigation. Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Lender to compensation pursuant to this Section 2.11 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 2.11 shall furnish to the Borrower and the Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be determined by such Lender in good faith and which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Lender pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than one year prior to the date that such Lender or Issuing Lender, as the case may be, notifies the Borrower and the Administrative Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one-year period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.12 Payments and Computations.

(a) Payments. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and other Credit Documents shall be made to the Administrative Agent in Dollars and in immediately available funds, without setoff, deduction, or counterclaim; provided that, the Borrower may setoff amounts owing to any Lender that is at such time a Defaulting Lender against Advances that such Defaulting Lender failed to the fund to the Borrower under this Agreement (the “Unfunded Advances”) so long as (i) the Borrower shall have delivered prior written notice of such setoff to the Administrative Agent and such Defaulting Lender, (ii) the Advances made by the non-defaulting Lenders as part of the original Borrowing to which the Unfunded Advances applied shall still be outstanding, (iii) if such Defaulting Lender failed to fund Advances under more than one Borrowing, such setoff shall be applied in a manner satisfactory to the Administrative Agent, and (iv) upon the application of such setoff, the Unfunded Advances shall be deemed to have been made by such Defaulting Lender on the effective date of such setoff.

(b) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Houston, Texas time) on the day when due in Dollars to the

Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds. The Administrative Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent or a specific Lender pursuant to Sections 2.9, 2.10, 2.11, 2.13, 2.14, and 9.2 but after taking into account payments effected pursuant to Section 9.1) in accordance with each Lender’s applicable pro rata share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of other amounts due solely to the Administrative Agent, the Issuing Lender, the Swing Line Lender, or a specific Lender, the Administrative Agent shall distribute such amounts to the appropriate party to be applied in accordance with the terms of this Agreement.

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided that if such extension would cause payment of interest on or principal of LIBOR Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d) Computations. All computations of interest for Base Rate Advances shall be made by the Administrative Agent on the basis of a year of 365/366 days (other than based on the Daily One-Month LIBOR) and all computations of all other interest and fees shall be made by the Administrative agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an amount of interest or fees shall be conclusive and binding for all purposes, absent manifest error.

(e) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances or Letter of Credit Obligations obtained by the Lenders (other than as a result of a termination of a Defaulting Lender’s Revolving Commitment under Section 2.1(b)(ii), the setoff right of the Borrower under clause (a) above, or the non-pro rata application of payments provided in the last sentence of this clause (e)), such Lender shall notify the other Lenders and forthwith purchase from the other Lenders such participations in the Advances made by it or the Letter of Credit Obligations held by it as shall be necessary to cause such purchasing Lender to share the excess payment ratably with the other Lenders; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from the other Lenders shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If a Lender fails to fund a Revolving Advance with respect to a Borrowing as and when required hereunder and the Borrower subsequently makes a repayment of any Revolving Advances, then, after taking into account any setoffs made pursuant to Section 2.12(a) above, such payment shall be applied among the non-defaulting Lenders ratably in accordance with their respective Revolving Commitment percentages until each Lender (including any Lender that is at such time a Defaulting Lender) has its percentage of all of the outstanding Revolving Advances and the balance of such repayment shall be applied among the Lenders in accordance with their Revolving Pro Rata Share.

Section 2.13 Taxes.

(a) No Deduction for Certain Taxes. Any and all payments by any Credit Party under any of the Credit Documents to the Administrative Agent, the Issuing Lender, or a Lender shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent, the Issuing Lender, or a Lender, (i) taxes imposed on its income and franchise (or margin) taxes imposed on it by the jurisdiction (or any political subdivision thereof) under (A) the laws of which (or under the laws of a political subdivision of which) the Administrative Agent, the Issuing Lender, or such Lender is organized or in which its principal executive office is located, (B) in the case of each Lender, the laws of which (or under the laws of a political subdivision of which) such Lender’s applicable Lending Office is located, and (C) the laws of the State of Texas; and (ii) any taxes imposed by the United States of America by means of withholding at the source, if and to the extent such United States withholding taxes are in effect on the date a Lender becomes a Lender hereunder (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). Except as provided in Section 2.13(f), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Administrative Agent, the Issuing Lender, or any Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13), such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority or other authority in accordance with applicable law.

(b) Other Taxes. In addition, except as provided in Section 2.13(f), the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as “Other Taxes”).

(c) Indemnification. EXCEPT AS PROVIDED IN SECTION 2.13(F), THE BORROWER INDEMNIFIES EACH LENDER, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED ON AMOUNTS PAYABLE UNDER THIS SECTION 2.13) PAID BY SUCH LENDER, THE ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED.

(d) Evidence of Tax Payments. As soon as practicable after any payment of Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of any receipt issued by such Governmental Authority evidencing such payment.

(e) Foreign Lender Withholding Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof and that is entitled to an exemption from United States withholding tax with respect to payments under this Agreement under applicable law or any treaty to which the United States is a party shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation (including Internal Revenue Service Forms W-8BEN or W-8ECI) prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding.

(f) Failure to Provide Forms. For any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate forms referred to in this Section 2.13 (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such Lender becomes a Lender hereunder), such Lender shall not be entitled to indemnification or payment under Section 2.13(a), (b), or (c) with respect to Taxes imposed by the United States; provided that if a Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request, and at the expenses of such Lender, to assist such Lender to recover such Taxes.

(g) Mitigation. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its applicable Lending Office or change the jurisdiction of its applicable Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate or reduce the payment of any additional sums under this Section 2.13; provided, that no such selection or change of jurisdiction for its applicable Lending Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

(h) Tax Credits and Refunds. If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

(i) Payment. If the Administrative Agent or any Lender becomes entitled to receive payment of Taxes, Other Taxes or additional sums pursuant to this Section 2.13, it shall give notice and demand thereof to the Borrower, and the Borrower (unless the Administrative Agent or Lender shall withdraw such notice and demand or the Borrower is not obligated to pay such amounts) shall pay such Taxes, Other Taxes or additional sums within 30 days after the Borrower’s receipt of such notice and demand.

Section 2.14 Replacement of Lenders. If (a) the Borrower is required pursuant to Section 2.11 or 2.13 to make any additional payment to any Lender, (b) any Lender’s obligation to make or continue, or to convert Base Rate Advances into, LIBOR Advances shall be suspended pursuant to 2.4(c)(iii) or 2.9, or (c) any Lender is a Defaulting Lender or a Potential Defaulting Lender (any such Lender described in any of the preceding clauses (a) – (c), being a “Subject Lender”), then (i) in the case of a Defaulting Lender or a Potential Defaulting Lender, the Administrative Agent may, upon notice to the Subject Lender and the Borrower, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents as a Lender to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) and (ii) in the case of any Subject Lender, including a Potential Defaulting Lender, the Borrower may, upon notice to the Subject Lender and the Administrative Agent and at the Borrower’s sole cost and expense, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that, in any event

(A) as to assignments requested by the Borrower, the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.7;

(B) such Subject Lender shall have received payment of an amount equal to the outstanding principal of its applicable Advances and participations in outstanding Letter of Credit Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(C) in the case of any such assignment resulting from a claim for compensation under Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter; and

(D) such assignment does not conflict with applicable Legal Requirements.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender under this Section 2.14 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints the Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender is a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same. In lieu of the Borrower or the Administrative Agent replacing a Defaulting Lender as provided in this Section 2.14, the Borrower may terminate such Defaulting Lender’s Revolving Commitment as provided in Section 2.1(b)(ii).

Section 2.15 Defaulting Lender Cure. If the Borrower, the Administrative Agent, and the Issuing Lender agree in writing in their discretion that a Lender that is a Defaulting Lender or a Potential Defaulting Lender should no longer be deemed to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase such portion of outstanding Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Advances and Letter of Credit Exposure of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender (and the Advances and Letter of Credit Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such

Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cessation hereunder as being a Defaulting Lender or Potential Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender or Potential Defaulting Lender.

ARTICLE 3

CONDITIONS OF EFFECTIVENESS

Section 3.1 Conditions to Effectiveness. This Agreement shall become effective upon satisfaction of the following conditions precedent:

(a) Documentation. The Administrative Agent shall have received the following, duly executed by all the parties thereto, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(i) this Agreement and all attached Exhibits and Schedules and a Note payable to the order of each Lender;

(ii) certificates of insurance in compliance with Section 5.3(b) of this Agreement;

(iii) a certificate from an authorized officer of the Borrower dated as of the Effective Date stating that as of such date (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct and (B) no Default then exists;

(iv) a secretary’s certificate from each Credit Party certifying such Credit Party’s (A) officers’ incumbency, (B) authorizing resolutions, (C) organizational documents, and (D) governmental approvals, if any, with respect to the Credit Documents to which the Borrower is a party;

(v) certificates of good standing for each Credit Party in the state in which each such Person is incorporated or organized, which certificates shall be dated a date not earlier than 30 days prior to the Effective Date;

(vi) a legal opinion of Haynes and Boone, L.L.P. as outside counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent; and

(vii) such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.

(b) Consents; Authorization; Conflicts. The Borrower shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, or any Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents. In addition, the Borrower and the Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower and the Subsidiaries, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement and the actions contemplated hereby.

(c) Representations and Warranties. The representations and warranties contained in Article 4 and in each other Credit Document shall be true and correct on and as of the Effective Date before and after giving effect to the initial Borrowings or issuance (or deemed issuance) of Letters of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date.

(d) Payment of Fees. The Borrower shall have paid the fees and expenses required to be paid as of the Effective Date pursuant to Sections 2.7(c) and 9.1 or any other provision of a Credit Document.

(e) Other Proceedings. No action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of Borrower, threatened and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other Credit Agreement or any transaction contemplated hereby or thereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

(f) Other Reports. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, all environmental reports, and such other reports, audits or certifications as it may reasonably request, which reports the Administrative Agent acknowledges it has received as of the date of this Agreement.

(g) Material Adverse Change. No event or circumstance that could reasonably be expected to result in a material adverse change in the business, condition (financial or otherwise), prospects, or results of operations of the Borrower and its Subsidiaries, taken as a whole, shall have occurred since September 30, 2009.

(h) No Default. No Default then exists.

(i) Solvency. The Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to the Administrative Agent from a senior financial officer of the Borrower and each Guarantor certifying that, before and after giving effect to the initial Borrowings made hereunder on the Effective Date, the Borrower and each such other Guarantor is Solvent (assuming with respect to each Guarantor, that the fraudulent conveyance savings language contained in the Guaranty applicable to such Guarantor will be given full effect).

(j) Delivery of Financial Statements. The Administrative Agent shall have received true and correct copies of (i) the audited financial statements for the fiscal year ended December 31, 2008 and (ii) the unaudited financial statements for the fiscal quarter ended September 30, 2009.

(k) Due Diligence. The Administrative Agent shall have completed its business and legal due diligence and be satisfied with the results thereof.

(l) USA Patriot Act. The Borrower has delivered to each Lender that is subject to the Patriot Act such information requested by such Lender in order to comply with the Patriot Act.

Section 3.2 Conditions Precedent to Each Borrowing and to Each Issuance, Extension or Renewal of a Letter of Credit. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the obligation of the Issuing Lender to issue, increase, renew or extend a Letter of Credit (including the deemed issuance of Letters of Credit) shall be subject to the further conditions precedent that on the date of such Borrowing or such issuance, increase, renewal or extension:

(a) Representations and Warranties. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit, the representations and warranties made by any Credit Party or any officer of any Credit Party contained in the Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date and each request for the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit and the making of such Advance or the issuance, increase, renewal or extension of such Letter of Credit shall be deemed to be a reaffirmation of such representations and warranties.

(b) Event of Default. As of the date of the making of any Advance or issuance, increase, renewal or extension of any Letter of Credit, no Default or Event of Default shall exist, and the making of such Advance or issuance, increase, renewal or extension of such Letter of Credit would not cause a Default or Event of Default.

(c) Payment in Full of Existing Debt. Prior to, or concurrently with, the making of the initial Advances hereunder, all outstanding obligations owing under the Existing Debt shall have been paid in full and the Administrative Agent shall have received a “pay-off” letter (or such other evidence) in form and substance reasonably satisfactory to the Administrative Agent with respect to all such Debt evidencing the termination of all commitments to lend under the respective loan documents; and the Administrative Agent shall have received from any Person holding any Lien securing any such Debt, such UCC (or equivalent) termination statements, mortgage releases, releases of assignments of leases and rents, and other instruments, in each case in proper form for recording or filing, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such Debt.

Section 3.3 Determinations Under Sections 3.1 and 3.2. For purposes of determining compliance with the conditions specified in Sections 3.1 and 3.2, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Credit Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Credit Party hereto represents and warrants as follows:

Section 4.1 Organization. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdiction of incorporation or formation and is authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Change. As of the Effective Date, each Credit Party’s type of organization and jurisdiction of incorporation or formation are set forth on Schedule 4.1.

Section 4.2 Authorization. The execution, delivery, and performance by each Credit Party of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) are within such Credit Party’s powers, (b) have been duly authorized by all necessary corporate, limited liability company or partnership action, (c) do not contravene any articles or certificate of incorporation or bylaws, partnership or limited liability company agreement binding on or affecting such Credit Party, (d) do not contravene any law or any contractual restriction binding on or affecting such Credit Party, (e) do not result in or require the creation or imposition of any Lien prohibited by this Agreement, and (f) do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority. At the time of each Advance or the issuance, renewal, extension or increase of each Letter of Credit, such Advance and the use of the proceeds of such Advance or the issuance, renewal, extension or increase of such Letter of Credit are within the Borrower’s corporate power, have been duly authorized by all necessary action, do not contravene (i) the Borrower’s certificate or articles of incorporation or bylaws, or (ii) any Legal Requirement or any material contractual restriction binding on or affecting the Borrower, will not result in or require the creation or imposition of any Lien prohibited by this Agreement, and do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority.

Section 4.3 Enforceability. The Credit Documents have each been duly executed and delivered by each Credit Party that is a party thereto and each Credit Document constitutes the legal, valid, and binding obligation of each Credit Party that is a party thereto enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and by general principles of equity whether applied by a court of law or equity.

Section 4.4 Financial Condition.

(a) The Borrower has delivered to the Administrative Agent the unaudited financial statements for the Borrower and its Subsidiaries dated as of September 30, 2009 for the fiscal quarter ending thereon. The financial statements referred to in the preceding sentence have been prepared in accordance with GAAP and present fairly the consolidated financial condition of the aforementioned Persons as of the respective dates thereof. As of the date of the aforementioned financial statements, there were no material contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses of the applicable Persons, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

(b) Since the Effective Date, after giving pro forma effect to all Advances made hereunder on the Effective Date, no event or condition has occurred that could reasonably be expected to result in Material Adverse Change.

Section 4.5 Ownership and Liens; Real Property. Each Credit Party (a) has good and defensible title to, or a valid and subsisting leasehold interest in, all real property, and good title to all personal Property, used in its business, and (b) none of the Property owned or leased by the Borrower or a Subsidiary of the Borrower is subject to any Lien except Permitted Liens.

Section 4.6 True and Complete Disclosure. All written factual information (whether delivered before or after the date of this Agreement) prepared by or on behalf of the Borrower and its Subsidiaries and furnished to the Administrative Agent or the Lenders for purposes of or in connection with this Agreement, any other Credit Document or any transaction contemplated hereby or thereby does not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein not misleading. There is no fact known to any officer of any Credit Party on the date of this Agreement that has not been disclosed to the Administrative Agent that could reasonably be expected to result in a Material Adverse Change. All projections, estimates, budgets, and pro forma financial information furnished by the Borrower or any of its Subsidiaries (or on behalf of the Borrower or any such Subsidiary), were prepared on the basis of assumptions, data, information, tests, or conditions (including current and reasonably foreseeable business conditions) believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

Section 4.7 Litigation. Except as set forth in Schedule 4.7, there are no actions, suits, or proceedings pending or, to any Credit Party’s knowledge, threatened against the Borrower or any Subsidiary, at law, in equity, or in admiralty, or by or before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Change. Additionally, except as disclosed in writing to the Administrative Agent and the Lenders, there is no pending or, to the knowledge of any Credit Party, threatened action or proceeding instituted against the Borrower or any Subsidiary which seeks to adjudicate the Borrower or any Subsidiary as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

Section 4.8 Compliance with Agreements.

(a) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or any other types of agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation the performance of or compliance with which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease or any other types of agreement or instrument to which the Borrower or such Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change. To the best knowledge of the Credit Parties, neither the Borrower nor any of its Subsidiaries is in default under, or has received a notice of default under, any contract, agreement, lease or any other document or instrument to which the Borrower or its Subsidiaries is a party which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

(b) No Default has occurred and is continuing.

Section 4.9 Pension Plans. (a) Except for matters that could not reasonably be expected to result in a Material Adverse Change, all Plans are in compliance with all applicable provisions of ERISA, (b) no Termination Event has occurred with respect to any Plan that would result in an Event of Default under Section 7.1(i), and, except for matters that could not reasonably be expected to result in a Material Adverse Change, each Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code, (c) no “accumulated funding deficiency” (as defined in Section 302 of ERISA) has occurred, and for plan years after December 31, 2007, no unpaid minimum required contribution exists, and there has been no excise tax imposed under Section 4971 of the Code, (d) to the knowledge of Credit Parties, no Reportable Event has occurred with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in accordance with applicable provisions of ERISA and the Code in all material respects, (e) the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount that could reasonably be expected to result in a Material Adverse Change, (f) neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any unsatisfied withdrawal liability that could reasonably be expected to result in a Material Adverse Change or an Event of Default under Section 7.1(i), and (g)

except for matters that could not reasonably result in a Material Adverse Change, as of the most recent valuation date applicable thereto, neither the Borrower nor any member of the Controlled Group would become subject to any liability under ERISA if the Borrower or any Subsidiary has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, no Credit Party has any reason to believe that the annual cost during the term of this Agreement to the Borrower or any Subsidiary for post-retirement benefits to be provided to the current and former employees of the Borrower or any Subsidiary under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.10 Environmental Condition.

(a) Permits, Etc. Except as set forth on Schedule 4.10 hereto, each Credit Party (i) has obtained all material Environmental Permits necessary for the ownership and operation of its Properties and the conduct of its businesses; (ii) is in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) has not received written notice of any material violation or alleged material violation of any Environmental Law or Environmental Permit that has not been resolved; and (iv) is not subject to any actual or contingent Environmental Claim which could reasonably be expected to cause a Material Adverse Change.

(b) Certain Liabilities. To the Credit Parties’ best knowledge, none of the present or previously owned or operated Property of any Credit Party or of any Subsidiary thereof, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by any Credit Party, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that could cause a Material Adverse Change.

(c) Certain Actions. Without limiting the foregoing, (i) all necessary material notices have been properly filed, and no further action is required under current applicable Environmental Law as to each Response undertaken by the Borrower, any of its Subsidiaries or any of the Borrower’s or such Subsidiary’s former Subsidiaries on any of their presently or formerly owned or operated Property and (ii) to the Credit Parties’ knowledge, the present and future liability, if any, of the Borrower or of any Subsidiary which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

Section 4.11 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 4.11. Each Material Domestic Subsidiary of the Borrower (including any such Material Domestic Subsidiary formed or acquired subsequent to the Effective Date) has complied with the requirements of Section 5.6.

Section 4.12 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under any Federal or state statute, regulation or other Legal Requirement which limits its ability to incur Debt.

Section 4.13 Taxes. To the extent that failure to do so could reasonably, either individually or in the aggregate, be expected to result in a Material Adverse Change, proper and accurate (in all material respects), federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower and each Subsidiary or any member of the Affiliated Group as determined under Section 1504 of the Code (hereafter collectively called the “Tax Group”) have been filed with the appropriate Governmental Authorities, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Borrower or any other member of the Tax Group is Property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law.

Section 4.14 Permits, Licenses, etc. Each of the Borrower and its Subsidiaries possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are material to the conduct of its business. Each of the Borrower and its Subsidiaries manages and operates its business in accordance with all applicable Legal Requirements except where the failure to so manage or operate could not reasonably be expected to result in a Material Adverse Change; provided that this Section 4.14 does not apply with respect to Environmental Permits or Legal Requirements of Environmental Law.

Section 4.15 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 6.6. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.16 Condition of Property; Casualties. The material Properties used or to be used in the continuing operations of the Borrower and each Subsidiary, are in good working order and condition, normal wear and tear excepted. Neither the business nor the material Properties of the Borrower or any Subsidiary has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy, which effect could reasonably be expected to cause a Material Adverse Change.

Section 4.17 Insurance. The Borrower and its Subsidiaries carry insurance (which may be carried by the Borrower on a consolidated basis) with reputable insurers in respect of such of their respective Properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses or, self-insure to the extent that is customary for Persons of similar size engaged in similar businesses.

Section 4.18 Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change; provided that, this Section 4.18 shall not apply with respect to any requirement under Environmental Laws.

Section 4.19 Security Interest. As of the Amendment No. 4 Effective Date, each Credit Party has authorized, or hereby authorizes, the filing of financing statements sufficient when filed to perfect the Lien created by the Security Documents. When such financing statements are filed in the offices noted therein, the Administrative Agent will have a valid and perfected security interest in all Collateral that is capable of being perfected by filing financing statements under Article 9 of the UCC.

Section 4.20 FCPA; Sanctions.

(a) None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent, employee or other person acting on behalf of the Borrower or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation in any material respect by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable Anti-Corruption Law; and the Credit Parties have instituted and maintain policies and procedures designed to promote and achieve continued compliance therewith.

(b) None of the Borrower, any of its Subsidiaries or any director, officer, employee, or, to the knowledge of Borrower, agent, or affiliate of the Borrower or any of its Subsidiaries is an individual or entity that is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation currently, Cuba, Iran, North Korea, Sudan and Syria).

(c) No Revolving Advance or Letter of Credit, use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

ARTICLE 5

AFFIRMATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit Exposure, each Credit Party agrees to comply with the following covenants.

Section 5.1 Organization. Each Credit Party shall, and shall cause each of its respective Subsidiaries to, preserve and maintain its partnership, limited liability company or corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties and where failure to qualify could reasonably be expected to cause a Material Adverse Change; provided, however, that nothing herein contained shall prevent any transaction permitted by Section 6.7 or Section 6.8.

Section 5.2 Reporting.

(a) Annual Financial Reports. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2009), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (excluding, in the case of Foreign Subsidiaries, consolidating balance sheets) as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flow for such fiscal year (excluding (i) consolidating cash flow and (ii) in the case of Foreign Subsidiaries, consolidating statements of income or operations, shareholders’ equity and cash flow), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

(b) Quarterly Financials. The Borrower shall provide, or shall cause to be provided, to the Administrative Agent, as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 31, 2010), a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (excluding, in the case of Foreign Subsidiaries, consolidating balance sheets) as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flow for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended (excluding (i) consolidating cash flow and (ii) in the case of Foreign Subsidiaries, consolidating statements of income or operations, shareholders’ equity and cash flow), setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flow of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

(c) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Section 5.2(a) and (b) above, the Borrower shall provide to the Administrative Agent a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower.

(d) Monthly Financials; Consolidated Cash Balance. As soon as available and in any event within 30 days after the end of each calendar month (commencing with the calendar month of February, 2016 (other than as set forth in clause (iii) below)), the Borrower shall provide, or shall cause to be provided, to the Administrative Agent, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flow for such calendar month and for the portion of the Borrower’s fiscal year then ended (excluding (i) consolidating cash flow and (ii) in the case of Foreign Subsidiaries, consolidating statements of income or operations, shareholders’ equity and cash flow), setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year, all in reasonable detail acceptable to the Administrative Agent (and otherwise consistent with the scope and detail of the monthly financial statements historically prepared by the Borrower), such consolidated financial statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, and shareholders’ equity of the Borrower and its Subsidiaries, subject to customary quarterly close-out and year-end audit adjustments and the absence of footnotes, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and (ii) commencing with the calendar month of August, 2016, a Compliance Certificate with a calculation of the Consolidated Cash Balance as of the end of such calendar month.

(e) Annual Budget. As soon as available and in any event within 30 days after the end of each fiscal year of the Borrower, the Borrower shall provide to the Administrative Agent an annual budget to include an income statement, balance sheet, cash flow statement and capital spending forecast for the immediately following fiscal year and in reasonable detail.

(f) Defaults. The Credit Parties shall provide to the Administrative Agent promptly, but in any event within five (5) Business Days after the occurrence thereof, a notice of each Default or Event of Default known to the Borrower or to any of its Subsidiaries, together with a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Credit Parties have taken and proposes to take with respect thereto.

(g) Other Creditors. The Credit Parties shall provide to the Administrative Agent promptly after the giving or receipt thereof, copies of any default notices given or received by the Borrower or by any of its Subsidiaries pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement.

(h) Litigation. The Credit Parties shall provide to the Administrative Agent promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority, affecting the Borrower or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Change.

(i) Environmental Notices. Promptly upon, and in any event no later than 15 days after, the receipt thereof, or the acquisition of knowledge thereof, by any Credit Party, the Credit Parties shall provide the Administrative Agent with a copy of any form of request, claim, complaint, order, notice, summons or citation received from any Governmental Authority or any other Person, (i) concerning violations or alleged violations of Environmental Laws, which seeks to impose liability therefore in excess of $2,000,000, (ii) concerning any action or omission on the part of any of the Credit Parties or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability in excess of $2,000,000 or requiring that action be taken to respond to or clean up a Release of Hazardous Substances or Hazardous Waste into the environment and such action or clean-up could reasonably be expected to exceed $2,000,000, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a Lien arising under Environmental Law upon, against or in connection with the Borrower, any Subsidiary, or any of their respective former Subsidiaries, or any of their leased or owned Property, wherever located.

(j) Material Changes. The Credit Parties shall provide to the Administrative Agent prompt written notice of any condition or event of which the Borrower or any of its Subsidiaries has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Change.

(k) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) within 10 days after the Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event with respect to any Plan has occurred, the Credit Parties shall provide to the Administrative Agent a statement of an authorized officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any Affiliate of the Borrower proposes to take with respect thereto;

(l) Termination of Plans. Promptly and in any event within seven (7) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from the PBGC, the Credit Parties shall provide to the Administrative Agent copies of each notice received by the Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(m) Other ERISA Notices. Promptly and in any event within seven (7) Business Days after receipt thereof by the Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, the Credit Parties shall provide to the Administrative Agent a copy of each notice received by the Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability imposed on the Borrower or any member of the Controlled Group pursuant to Section 4202 of ERISA;

(n) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary, the Credit Parties shall provide to the Administrative Agent a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit, or agreement with any Governmental Authority;

(o) Disputes; etc. The Credit Parties shall provide to the Administrative Agent prompt written notice of any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of any Credit Party, any such actions threatened, or affecting the Borrower or any Subsidiary, which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any Subsidiary;

(p) Securities Law Filings and other Public Information. Promptly after the same are available, the Credit Parties shall provide to the Administrative Agent copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act or any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto (provided that a notice and link posted to the Borrower’s main company website of any such document or information shall be deemed a satisfaction of the covenant in this clause (o).

(q) Other Information. Subject to the confidentiality provisions of Section 9.8, the Credit Parties shall provide to the Administrative Agent such other information respecting the business, operations, or Property of the Borrower or any Subsidiary, financial or otherwise, as any Lender through the Administrative Agent may reasonably request.

(r) Accounting Changes. No Credit Party shall make a change in the method of accounting employed in the preparation of the financial statements referred to in Section 4.4 or change the fiscal year end of the Borrower unless required to conform to GAAP or approved in writing by the Administrative Agent.

Section 5.3 Insurance.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, carry insurance in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses and with sound and reputable insurers.

(b) Certificates of all insurance policies covering the property or business of the Credit Parties, and the renewals thereof, shall be delivered by Borrower to the Administrative Agent. All certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ prior written notice to the Administrative Agent. All policies of property insurance with respect to the Collateral either shall have attached thereto a lender’s loss payable endorsement in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties or name the Administrative Agent as loss payee for its benefit and the ratable benefit of the Secured Parties, in either case, in form reasonably satisfactory to the Administrative Agent, and all policies of liability insurance shall name the Administrative Agent for its benefit and the ratable benefit of the Secured Parties as an additional insured and shall provide for a waiver of subrogation in favor of the Administrative Agent for its benefit and the ratable benefit of the Secured Parties. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled or allowed to lapse without renewal without at least 30 days’ (or 10 days’ with respect to cancellation due to any failure to pay premiums or other amounts due under such policies, or, in either case, such shorter period as may be accepted by the Administrative Agent) prior written notice to the Administrative Agent.

(c) If at any time the area in which any real Property constituting Collateral (to the extent any “buildings” or “mobile home” (as defined in Regulation H of the Federal Reserve Board) is situated on real Property) is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Borrower shall, and shall cause each other Credit Party to, obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as from time to time in effect and all official rulings and interpretations thereunder or thereof, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

Section 5.4 Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all federal, state, and local laws and regulations (including Environmental Laws) which are applicable to the operations and Property of any Credit Party and maintain all related permits necessary for the ownership and operation of each Credit Party’s Property and business, except in any case where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.

Section 5.5 Taxes. Each Credit Party shall, and shall cause each of its Subsidiaries to pay and discharge all material taxes, assessments, and other charges and claims related thereto imposed on the Borrower or any of its Subsidiaries prior to the date on which penalties attach other than any tax, assessment, charge, or claims which is being contested in good faith and for which adequate reserves have been established in compliance with GAAP.

Section 5.6 Material Domestic Subsidiaries. The Borrower shall cause each Material Domestic Subsidiary, whether existing on the Effective Date or created or acquired after the Effective Date, to, within 30 days of creation or acquisition (or such later date as the Administrative Agent shall agree), to execute and deliver to the Administrative Agent a joinder to the Guaranty or otherwise deliver a Guaranty, in any event, in form and substance satisfactory to the Administrative Agent. Furthermore, if, as of any fiscal quarter end, the Non-Material Domestic Subsidiaries collectively (a) have operating income equal to or greater than 10% of the Borrower’s consolidated operating income for the four fiscal quarter period then ended, or (b) have a total book value of total assets equal to or greater than 10% of the Borrower’s consolidated book value of total assets, in either case under clause (a) or (b), as established in accordance with GAAP and as reflected in the financial statements covering such fiscal quarter and delivered to the Administrative Agent pursuant hereto, then, within 30 days of delivery of such financial statements and the accompanying Compliance Certificate required under Section 5.2(c) above, the Borrower shall cause such Non-Material Domestic Subsidiaries to execute and deliver to the Administrative Agent a joinder to the Guaranty or otherwise deliver a Guaranty, in any event, in form and substance satisfactory to the Administrative Agent, but only to the extent necessary in order to result in (i) operating income of all Non-Material Domestic Subsidiaries that are not Guarantors to be less than 10% of the Borrower’s consolidated operating income for the four fiscal quarter period then ended, and (ii) total book value of total assets of all Non-Material Domestic Subsidiaries that are not Guarantors to be less than 10% of the Borrower’s consolidated book value of total assets, in either case under clause (i) or (ii), as established in accordance with GAAP and as reflected in the financial statements covering such fiscal quarter and delivered to the Administrative Agent pursuant hereto. Furthermore, concurrently with the delivery of each financial statement as required in Sections 5.2(a) and (b) and the accompanying Compliance Certificate required under Section 5.2(c), the Borrower may request that the Administrative Agent release, and within 30 days of such request, the Administrative Agent shall release, any Domestic Subsidiary from its Guaranty as requested by the Borrower, so long as no Default then exists and after giving effect to such release, the Borrower is in compliance with this Section 5.6. For the avoidance of doubt, no Foreign Subsidiary shall be required to become a Guarantor hereunder.

Section 5.7 Records; Inspection. Each Credit Party shall, and shall cause each of its Subsidiaries to maintain proper, complete and consistent, in all material respects, books of record with respect to such Person’s operations, affairs, and financial condition. From time to time upon reasonable prior notice, each Credit Party shall permit any Lender and shall cause each of its Subsidiaries to permit any Lender, at such reasonable times and intervals and to a reasonable extent and under the reasonable guidance of officers of or employees delegated by officers of such Credit Party or such Subsidiary, to, subject to any applicable confidentiality considerations, examine and copy the books and records of such Credit Party or such Subsidiary, to visit and inspect the Property of such Credit Party or such Subsidiary, and to discuss the business operations and Property of such Credit Party or such Subsidiary with the officers and directors thereof.

Section 5.8 Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain its owned, leased, or operated Property in good condition and repair, normal wear and tear excepted; and shall abstain from, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned or operated Property involving the Environment that could reasonably be expected to result in Response activities and that could reasonably be expected to cause a Material Adverse Change.

Section 5.9 Security.

(a) Each Credit Party agrees that at all times before the termination of this Agreement, payment in full of the Obligations, the termination and return of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made) and termination in full of the Commitments, the Administrative Agent shall have an Acceptable Security Interest in the Collateral to secure the performance and payment of the Secured Obligations. Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly grant to the Administrative Agent a Lien in any Property of such Credit Party or such Subsidiary now owned or hereafter acquired (other than leased real property unless otherwise requested by the Administrative Agent) and to take such actions as may be required under the Security Documents to ensure that the Administrative Agent has an Acceptable Security Interest in such Collateral.

(b) Notwithstanding the generality of the foregoing Section 5.9(a), (i) the Credit Parties shall deliver to the Administrative Agent within 14 days after the Amendment No. 7 Effective Date fully executed control agreement(s) covering each of the deposit accounts of the Credit Parties held with Wells Fargo Bank, National Association as required under Section 6.20 of the Credit Agreement, (ii) the Credit Parties shall deliver to the Administrative Agent within 30 days after the Amendment No. 7 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion) stock certificates representing sixty-five percent (65%) of the outstanding Voting Securities issued by such Credit Parties’ Foreign Subsidiaries, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent and (iii) with respect to each real property set forth on Schedule 5.9(b), the Credit Parties shall provide the following to the Administrative Agent within 120 days after the Amendment No. 7 Effective Date (or such later date as may be agreed by the Administrative Agent in its sole discretion):

(i) fully executed Mortgages covering such real property;

(ii) if applicable, flood determination certificates and, if applicable, flood insurance as required under Section 5.3(c) above;

(iii) satisfactory Lien searches from the counties in which such real property is located and, if necessary, releases for Liens reflected thereon that are not Permitted Liens;

(iv) a favorable opinion of counsel for the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent related to such Mortgage; and

(v) with respect to each Mortgage, a mortgagee policy of title insurance or marked unconditional binder of title insurance, fully paid for by the Borrower, insuring such Mortgage as a valid first priority Lien on the Property described therein in favor of Administrative Agent, free of all Liens other than the Permitted Liens, and otherwise reasonably acceptable to the Administrative Agent, which policy of title insurance shall be issued by any other nationally recognized title insurance company, reflecting a coverage amount agreed upon by the Administrative Agent and such title company not to exceed the fair market value of such Property; it being understood that (A) such mortgagee policy title insurance shall have been issued at the Borrower’s expense and (B) shall contain such customary endorsements as may be reasonably required by the Administrative Agent.

Section 5.10 Further Assurances; Cure of Title Defects. Each Credit Party shall, and shall cause each Subsidiary to, cure promptly any defects in the execution and delivery of the Credit Documents. The Credit Parties hereby authorize the Administrative Agent to file any financing statements to the extent permitted by applicable Legal Requirements in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents. Each Credit Party at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon reasonable request by the Administrative Agent all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of any Credit Party or Subsidiary, as the case may be, in the Credit Documents, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral.

Section 5.11 FCPA; Sanctions. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with the FCPA and any other applicable Anti-Corruption Laws and all applicable Sanctions.

Section 5.12 Certificates of Title. The Borrower shall, and shall cause each Subsidiary to, deliver, within 120 days (or such longer period as the Administrative Agent may determine in its sole discretion) after Amendment No. 7 Effective Date, the original certificate of title for the equipment set forth on Schedule 5.12 hereto naming a Credit Party as the owner and naming the Administrative Agent as the holder of the first lien thereon.

Section 5.13 Appraisal Reports; Field Exams.

(a) Appraisal Reports. Within 60 days after request thereof by the Administrative Agent, the Borrower shall deliver or caused to be delivered to the Administrative Agent, (i) a written appraisal conducted at the Borrower’s sole cost and expense by an industry recognized third party appraiser reasonably acceptable to the Administrative Agent stating, among other things, a detailed OLV for machinery, parts, equipment and other fixed assets, of the Borrower and its Domestic Subsidiaries, together with a specified procedures letter from such appraiser satisfactory to the Administrative Agent in its sole but reasonable discretion; provided that, if no Event of Default has occurred and is continuing (A) the Administrative Agent shall perform no more than three appraisals during the period from the Amendment No. 7 Effective Date until the Maturity Date and (B) only two such appraisals shall be at the Borrower’s sole cost and expense; and (ii) a written appraisal of the Borrower’s and its Domestic Subsidiaries’ real property conducted at the Borrower’s sole cost and expense by a third party independent appraiser reasonably acceptable to the Administrative Agent and otherwise in compliance with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989, or any successor thereto, stating the fair market value of such real property; provided that, if no Event of Default has occurred and is continuing (A) the Administrative Agent shall perform no more than three appraisals during the period from the Amendment No. 7 Effective Date until the Maturity Date and (B) only two such appraisals shall be at the Borrower’s sole cost and expense;

(b) Field Exams. The Borrower shall, and shall cause each of its Subsidiaries to, permit the Administrative Agent to, at any reasonable time and upon reasonable prior notice, and from time to time upon request by the Administrative Agent with reasonable notice, perform a field exam of the Properties of the Borrower and its Domestic Subsidiaries, including an inspection and review of the books and records of the Credit Parties; provided that, if no Event of Default has occurred and is continuing (i) the Administrative Agent shall perform no more than three field exams during the period from the Amendment No. 7 Effective Date until the Maturity Date and (ii) only two such field exams shall be at the Borrower’s sole cost and expense.

(c) Default; Beneficiary. If an Event of Default has occurred and is continuing, the Administrative Agent may perform, or cause to be performed, any additional appraisal reports and field exams, and all such reports and field exams shall be performed at the Borrower’s sole cost and expense. Notwithstanding anything herein to the contrary, (i) no Credit Party nor any Affiliate thereof nor any of the foregoing’s respective equity holders are intended to, and no such Person shall be, third party beneficiaries of any appraisal reports, field exams or collateral audit conducted by any Secured Party or any other Person at the direction of any Secured Party, (ii) no Secured Party is obligated to share any such material or information with any Person other than the directly intended and express beneficiary thereof and (iii) as a condition to any disclosure of such material or information which a Secured Party may, but is not obligated to, provide, the applicable Secured Party may require that the Borrower execute and deliver a confidential, non-reliance, or other disclosure agreement in form and substance acceptable to the disclosing Secured Party (which agreement would not go into effect until the delivery of the applicable audit, appraisal report or field exam).

ARTICLE 6

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, any Lender shall have any Revolving Commitment hereunder, or there shall exist any Letter of Credit Exposure, the Borrower agrees to comply with the following covenants.

Section 6.1 Debt. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than the following (collectively, the “Permitted Debt”):

(a) the Obligations;

(b) intercompany Debt incurred in the ordinary course of business owed by any Credit Party to any other Credit Party; provided that, if applicable, such Debt as an investment is also permitted in Section 6.3;

(c) Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in each case are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, unless contested in good faith and by appropriate proceedings;

(d) (i) purchase money indebtedness and Capital Leases in effect on the Effective Date and set forth in Schedule 6.1 and (ii) such other purchase money indebtedness or Capital Leases incurred after the Effective Date; provided that, the aggregate outstanding principal amount of such purchase money indebtedness and Capital Leases incurred after the Effective Date shall not exceed $5,000,000.00;

(e) Debt in the form of Qualified Equity Interests;

(f) Debt in respect of Hedging Arrangements;

(g) letters of credit issued by Wells Fargo Bank, National Association;

(h) Debt incurred pursuant to one or more loan agreements between the Borrower and CARBO Ceramics (Eurasia) LLC, a company duly organized and existing under the laws of Russia;

provided that (i) such Debt is unsecured, (ii) the aggregate principal amount of such Debt outstanding at any time shall not to exceed $6,000,000.00, and (iii) such Debt is subordinated to the Debt under this Agreement and the other Credit Documents on terms reasonably acceptable to the Administrative Agent; and

(i) without duplication, other unsecured subordinated Debt up to $25,000,000.00 in the aggregate principal amount outstanding at any time with the written consent of the Majority Lenders, such consent not to be unreasonably withheld or delayed.

Section 6.2 Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, assume, incur, or suffer to exist any Lien on the Property of any Credit Party or any Subsidiary, whether now owned or hereafter acquired, or assign any right to receive any income, other than the following (collectively, the “Permitted Liens”):

(a) Liens securing the Secured Obligations pursuant to the Security Documents;

(b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, landlords’ and repairmen’s liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days or are being contested in good faith by appropriate procedures or proceedings and for which adequate reserves have been established;

(c) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations;

(d) Liens for taxes, assessment, or other governmental charges which are not yet due and payable or which are being actively contested in good faith by appropriate proceedings;

(e) Liens securing purchase money debt or Capital Lease obligations permitted under Section 6.1(d); provided that each such Lien encumbers only the Property purchased in connection with the creation of any such purchase money debt or the subject of any such Capital Lease and the amount secured thereby is not increased;

(f) Liens arising from precautionary UCC financing statements regarding operating leases to the extent such operating leases are permitted hereby;

(g) encumbrances consisting of minor easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of any Credit Party to use such assets in its business, and none of which is violated in any material aspect by existing or proposed structures or land use;

(h) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution;

(i) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(j) judgment and attachment Liens not giving rise to an Event of Default, provided that (i) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and (ii) no action to enforce such Lien has been commenced; and

(k) Liens to secure the Debt permitted under Section 6.1(e).

Section 6.3 Investments. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, other than the following (collectively, the “Permitted Investments”):

(a) investments in the form of trade credit to customers of a Credit Party arising in the ordinary course of business and represented by accounts from such customers;

(b) Liquid Investments;

(c) loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Domestic Subsidiary that is not a Credit Party, including any travel advances or travel loans to officers and employees; provided that the aggregate amount of such loans, advances, capital contributions, investments, purchases and commitments (other than appreciation) permitted under this clause (c) plus the aggregate amount of Acquisitions permitted under Section 6.4 shall not exceed the lesser of (i) $20,000,000.00 and (ii) 5% of the Borrower’s Tangible Net Worth as set forth in the financial statements most recently delivered under Section 5.2;

(d) loans and advances by a Credit Party to any other Credit Party;

(e) investments in the form of Acquisitions permitted by Section 6.4; provided that, if such Acquisition is of an equity interest or other securities in a Person (other than a Credit Party), such investments shall also be permitted under clause(c) above;

(f) creation of any additional Subsidiaries domiciled in the U.S. in compliance with Section 5.6;

(g) the Jenkins Bonds;

(h) the Wilkinson Bonds; and

(i) loans, advances, or capital contributions to, or investments in, or purchases or commitments to purchase any stock or other securities or evidences of indebtedness of or interests in any Foreign Subsidiary; provided that the aggregate amount of such loans, advances, capital contributions, investments, purchases and commitments (other than appreciation) permitted under this clause (i) shall not exceed (i) prior to and including August 31, 2016, $2,000,000 and (ii) thereafter, $3,000,000 plus any unused amounts from clause (i).

Section 6.4 Acquisitions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, make an Acquisition in a transaction or related series of transactions, unless agreed to in writing by the Majority Lenders.

Section 6.5 Agreements Restricting Liens. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement, the Credit Documents and agreements governing Debt permitted by Sections 6.1(d) and (e) to the extent such restrictions govern only the asset financed pursuant to such Debt) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations or restricts any Subsidiary from paying Restricted Payments to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 6.6 Use of Proceeds; Use of Letters of Credit. No Credit Party shall, nor shall it permit any of its Subsidiaries to: (a) use the proceeds of the Revolving Advances for any purposes other than (i) to refinance the advances and other obligations outstanding under the Existing Debt, (ii) working capital purposes of any Credit Party, and (iii) other general corporate purposes of any Credit Party, including the payment of fees and expenses related to the entering into of this Agreement and the other Credit Documents; or (b) use the proceeds of the Swing Line Advances or the Letters of Credit for any purposes other than (i) working capital purposes of any Credit Party and (ii) other general corporate purposes of any Credit Party. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of Advances or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X. No part of the proceeds of the Advances will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anticorruption law. The Borrower will not, directly or indirectly, use the proceeds of the Revolving Advances, or lend, contribute or otherwise make available such proceeds to any subsidiary, or, to its knowledge, to any joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by the Borrower, any of its Subsidiaries, the Administrative Agent, the Issuing Lender, Swing Line Lender, any Lender or other party to the Credit Agreement.

Section 6.7 Corporate Actions.

(a) No Credit Party shall, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except that the Borrower may merge with any of its wholly-owned Subsidiaries and any Credit Party may merge or be consolidated with or into any other Credit Party; provided that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower or the Borrower is a party, the Borrower or the Borrower is the surviving entity.

(b) No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction, create or suffer to exist any Subsidiary not existing on the date of this Agreement, sell or otherwise dispose of any of its ownership interest in any of its Subsidiaries, or in any manner rearrange its business structure as it exists on the date of this Agreement, provided that (i) the Borrower may create or acquire new Subsidiaries if such new Subsidiaries comply with Section 5.6 and such transactions otherwise comply with the terms of this Agreement, and (ii) a Credit Party may change its name, change its state of incorporation, formation or organization, and change its organizational number provided that such Credit Party has given the Administrative Agent at least ten (10) days’ prior notice of such change.

(c) The Borrower shall not, nor shall it permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 6.8 Sale of Assets. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, convey, or otherwise transfer any of its assets except that the Borrower and its Subsidiaries may (each, a “Permitted Disposition”) (a) sell inventory in the ordinary course of business; (b) sell, convey, or otherwise transfer of equipment that is (i) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, or (ii) contemporaneously replaced by equipment of at least comparable value and use; provided that no Event of Default shall exist or shall result from such sale, conveyance, or transfer; (c) consummate the Specified Dispositions; (d) consummate the Schlumberger Receivables Transaction and (e) in addition to as provided in the foregoing clauses (c) and (d), sell, convey or otherwise transfer assets outside the ordinary course of business; provided that, the aggregate net book value (or if greater, the Fair Market Value) of all assets sold, conveyed or transferred in reliance on this clause (e) outside the ordinary course of business shall not exceed $2,500,000.00.

Section 6.9 Restricted Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries to make any Restricted Payments other than a Restricted Payment to a Credit Party or a Restricted Payment from a Foreign Subsidiary to another Foreign Subsidiary.

Section 6.10 Affiliate Transactions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates which are not Credit Parties unless such transaction or series of transactions is on terms no less favorable to the Borrower or any Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an affiliate.

Section 6.11 Line of Business. No Credit Party shall, and shall not permit any of its Subsidiaries to, change the character of the Borrower’s and its Subsidiaries collective business as conducted on the Effective Date, or engage in any type of business not reasonably related to the Borrower’s and its Subsidiaries collective business as of the Effective Date.

Section 6.12 Hazardous Materials. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) create, handle, transport, use, or dispose of any Hazardous Substance or Hazardous Waste, except in the ordinary course of its business and except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent, and (b) Release any Hazardous Substance or Hazardous Waste into the environment or permit any Credit Party’s or any Subsidiary’s Property to be subjected to any Release of Hazardous Substance or Hazardous Waste, except in compliance with Environmental Law other than to the extent that such non-compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or in any liability on the Lenders or the Administrative Agent.

Section 6.13 Compliance with ERISA. Except for matters that individually or in the aggregate could not reasonably be expected to cause a Material Adverse Change, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly: (a) knowingly engage in any transaction in connection with which the Borrower or any Subsidiary could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any member of the Controlled Group to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any member of the Controlled Group to the PBGC; (c) fail to make, or permit any member of the Controlled Group to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or member of the Controlled Group is required to pay as contributions thereto; (d) permit to exist, or allow any Subsidiary or any member of the Controlled Group to permit to exist, any accumulated funding deficiency (or unpaid minimum required contribution for plan years after December 31, 2007) within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan; (e) permit, or allow any member of the Controlled Group to permit, the actuarial present value of the benefit liabilities (as “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA) under any Plan that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any member of the Controlled Group to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any member of the Controlled Group to acquire, an interest in any Person that causes such Person to become a member of the Controlled Group if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (h) incur, or permit any member of the Controlled Group to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of Borrower or any Subsidiary, that may not be terminated by such entities in their sole discretion at any time without any liability; or (j) amend or permit any member of the Controlled Group to amend, a Plan resulting in a material increase in current liability such that the Borrower, any Subsidiary or any member of the Controlled Group is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 6.14 Limitation on Hedging. No Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes; or (b) be party to or otherwise enter into any Hedging Arrangement which is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower’s or its Subsidiaries’ operations.

Section 6.15 [Reserved].

Section 6.16 [Reserved].

Section 6.17 [Reserved].

Section 6.18 [Reserved].

Section 6.19 Capital Expenditures. No Credit Party shall, nor shall it permit any of its Subsidiaries to, cause the Capital Expenditures expended by the Credit Parties and their respective Subsidiaries in any fiscal year, to exceed $65,000,000 in the aggregate in such fiscal year; provided that, in any event, no Credit Party shall, nor shall it permit any of its Subsidiaries to, incur Capital Expenditures unless, before and after giving effect thereto, the Borrower is in pro forma compliance with Section 6.21 as of the most recently ended calendar month.

Section 6.20 Deposit Accounts. Commencing with March 11, 2016 (or such later date agreed to by the Administrative Agent in its sole discretion), the Borrower shall, and shall cause each of its Subsidiaries to maintain all deposit accounts that are in the United States with the Administrative Agent and deposit all proceeds of Receivables of the Borrower and its Domestic Subsidiaries into one or more such deposit accounts and, if requested by the Administrative Agent, execute and deliver control agreements and such Security Documents in form and substance satisfactory to the Administrative Agent to grant and evidence a first lien, priority security interest in such accounts and funds held therein in favor of the Administrative Agent; provided that (a) no such control agreements shall be required for deposit accounts that are designated solely as accounts for, and are used solely for payroll funding, employee compensation or employee benefits, and (b) the foregoing requirements in this Section 6.20 shall not apply to (i) deposit accounts designated solely as accounts for, and are used solely for, petty cash in an amount not to exceed $150,000 in the aggregate at any time and (ii) deposit accounts maintained with financial institutions other than the Administrative Agent in an amount not to exceed $1,000,000 in the aggregate at any time.

Section 6.21 Consolidated Cash Balance. The Borrower shall not, nor shall it permit any of its Subsidiaries to, cause the Consolidated Cash Balance as of the last day of each calendar month, commencing with the calendar month ending August 31, 2016 to be less than (a) $40,000,000 for the calendar months ending August 31, 2016 through and including March 31, 2017, (b) $30,000,000 for the calendar months ending April 30, 2017 through and including December 31, 2017 and (c) $25,000,000 for each calendar month thereafter.

Section 6.22 Landlord Agreements. No Credit Party shall, nor shall it permit any of its Subsidiaries, that is, or is required to be, a Credit Party to

(a) hold, store or otherwise maintain any Equipment or Inventory that is intended to constitute Collateral pursuant to the Security Documents at premises within the US which are not owned by a Credit Party unless (i) such Equipment is located at the job site under which such Equipment is in use, (ii) such Equipment or Inventory is located at Third Party Locations and which such Credit Party has delivered, by the 45th day after the Amendment No. 7 Effective Date (or such later date as may be agreed to in writing by the Administrative Agent in its sole discretion), a Collateral Access Agreement to the Administrative Agent, (iii) such Equipment is office equipment located at such Credit Party’s regional corporate headquarters or sales offices, (iv) Inventory located on premises owned or operated by the customer that is to purchase such Inventory, (v) in the case of any Equipment that has been damaged, such Equipment is located at the place of repair of such Equipment, or (vi) the aggregate value of all other Equipment and Inventory located at Third Party Locations and which are not covered by a Collateral Access Agreement is less than $250,000; or

(b) after the Amendment No. 7 Effective Date, enter into any new verbal or written leases for premises located in the United States which is not subject to a Collateral Access Agreement.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement and any other Credit Document:

(a) Payment Failure. Any Credit Party (i) fails to pay any principal or any amount owed under Section 2.2(c)(i) when due under this Agreement or (ii) fails to pay, within three Business Days of when due, any other amount due under this Agreement or any other Credit Document, including payments of interest, fees, reimbursements, and indemnifications;

(b) False Representation or Warranties. Any representation or warranty made or deemed to be made by any Credit Party or any officer thereof in this Agreement, in any other Credit Document or in any certificate delivered in connection with this Agreement or any other Credit Document is incorrect, false or otherwise misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) at the time it was made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any of the covenants in Section 5.2(d), Section 5.2(f), Section 5.2(g), Section 5.3(a), Section 5.6 or Article 6 of this Agreement or the corresponding covenants in any Guaranty; provided, however, if the Borrower is in breach of Section 6.21 solely as a result of Borrower being subject to a “blackout period” or other legal or regulatory matter temporarily restricting the sale of securities by the Borrower under applicable securities laws associated with one or more capital raise transactions undertaken by the Borrower, the Borrower shall have a period of thirty days after the earlier of (A) the date on which the Borrower has actual knowledge of such breach and (B) the date written notice of such breach shall have been given to the Borrower by the Administrative Agent or any Lender (such grace period to be applicable only in the event such Default can be remedied by corrective action of a Credit Party or any of its Subsidiaries) to remedy such breach prior to such breach becoming an Event of Default; or (ii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach shall remain unremedied for a period of thirty days after the earlier of (A) the date on which any Credit Party has actual knowledge of such breach and (B) the date written notice of such breach shall have been given to the Borrower by the Administrative Agent or any Lender (such grace period to be applicable only in the event such Default can be remedied by corrective action of a Credit Party or any of its Subsidiaries);

(d) Guaranties. Any provisions in the Guaranties shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect and valid and binding on the Guarantors party thereto or shall be contested by any party thereto; any Guarantor shall deny it has any liability or obligation under such Guaranties; or any Guarantor shall cease to exist other than as expressly permitted by the terms of this Agreement;

(e) Cross-Default. (i) The Borrower or any Guarantor shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $2,000,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $2,000,000 individually or when aggregated with all such Debt of the Borrower and the Subsidiaries so in default (other than Debt evidenced by the Notes), and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment); provided that, for purposes of this paragraph (f), the “principal amount” of the obligations in respect of Hedging Arrangements at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Hedging Arrangements were terminated at such time;

(f) Bankruptcy and Insolvency. (i) Any Credit Party or any Subsidiary of the Borrower shall terminate its existence or dissolve or (ii) any Credit Party or any Subsidiary of the Borrower (A) admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief or (B) shall have had, without its consent: any court enter an order appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its Property; any petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution or similar relief under bankruptcy or other laws for the relief of debtors and such petition shall not be dismissed, stayed, or set aside for an aggregate of 60 days, whether or not consecutive;

(g) Adverse Judgment. The Borrower or any of its Subsidiaries suffers final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $2,000,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

(h) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent, such Termination Event shall not have been corrected and shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), which termination could reasonably be expect to result in a liability of, or liability for withdrawal could reasonably be expected to be, greater than $2,000,000;

(i) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and such withdrawing employer shall have incurred a withdrawal liability in an annual amount exceeding $2,000,000; or

(j) Change in Control. The occurrence of a Change in Control.

(k) Security Documents. The Security Agreement or any other material Security Document shall at any time and for any reason cease to create an Acceptable Security Interest in all material Property purported to be subject to such agreement in accordance with the terms of such agreement or any provisions thereof shall cease to be in full force and effect and valid and binding on the Credit Party that is a party thereto or any such Person shall so state in writing.

Section 7.2 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.1(f)) shall have occurred and be continuing, then, and in any such event,

(a) the Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare that the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 105% of the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Guaranties or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.3 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.1(f) shall occur,

(a) the obligation of each Lender to make Advances and the obligation of the Issuing Lender to issue Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by each of the Credit Parties,

(b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to 105% of the outstanding Letter of Credit Exposure as security for the Secured Obligations to the extent the Letter of Credit Obligations are not otherwise paid or cash collateralized at such time, and

(c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Guaranties or any other Credit Document for the ratable benefit of the Secured Parties by appropriate proceedings.

Section 7.4 Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of any Credit Party against any and all of the Secured Obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent or such Lender, and the other Credit Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 7.4 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

Section 7.5 Remedies Cumulative, No Waiver. No right, power, or remedy conferred to any Lender in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Lender in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Lender may cure any Event of Default without waiving the Event of Default. No notice to or demand upon the Borrower or any other Credit Party shall entitle the Borrower or any other Credit Party to similar notices or demands in the future.

Section 7.6 Application of Payments. Prior to an Event of Default, all payments made hereunder shall be applied by the Administrative Agent as directed by the Borrower, but subject to the terms of this Agreement, including the application of prepayments according to Section 2.5 and Section 2.12. During the existence of an Event of Default, all payments and collections received by the Administrative Agent shall be applied to the Secured Obligations in accordance with Section 2.12 and otherwise in such manner as determined by the Administrative Agent or as directed by the Majority Lenders. In the event that the Obligations have been accelerated pursuant to Section 7.2 or Section 7.3 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Credit Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Line Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Line Lender in proportion to the respective amounts described in this clause First payable to them;

Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Credit Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Advances and Letter of Credit Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Advances, Letter of Credit Obligations and payment obligations constituting Secured Obligations (other than Obligations), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any Letters of Credit then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Legal Requirements.

Notwithstanding the foregoing, (a) payments and collections received by the Administrative Agent from any Credit Party that is not a Qualified ECP Guarantor (and any proceeds received in respect of such Credit Party’s Collateral (as defined in the Security Agreement)) shall not be applied to Excluded Swap Obligations with respect to any Credit Party, provided, however, that the Administrative Agent shall make such adjustments as it determines are appropriate with respect to payments and collections received from the other Credit Parties (or proceeds received in respect of such other Credit Parties’ Collateral) to preserve, as nearly as possible, the allocation to Secured Obligations otherwise set forth above in this Section 7.6 (assuming that, solely for purposes of such adjustments, Secured Obligations includes Excluded Swap Obligations), and (b) Banking Services Obligations and Secured Swap Obligations may be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party as the case may be. Each Secured Party not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 8 for itself and its Affiliates as if a “Lender” party hereto.

Section 7.7 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Advance or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent.

Section 7.8 Credit Bidding.

(a) The Administrative Agent, on behalf of itself and the Lenders, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Lenders all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Legal Requirements.

(b) Each Lender hereby agrees that, except as otherwise provided in any Credit Documents or with the written consent of the Administrative Agent and the Majority Lenders, it will not take any enforcement action, accelerate obligations under any Credit Documents, or exercise any right that it might otherwise have under Legal Requirements to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Section 8.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent under this Agreement and the other Credit Documents with such powers and discretion as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.5 and the first sentence of Section 8.6 shall include its Affiliates and its own and its Affiliates’ officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender; (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Credit Document or any certificate or other document referred to or provided for in, or received by any of them under, any Credit Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Credit Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the Property (including the books and records) of any Credit Party or any of its Subsidiaries or Affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Credit Document unless requested by the Majority Lenders in writing and it receives indemnification satisfactory to it from the Lenders; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Credit Document, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

Section 8.2 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Notes as the holder thereof for all purposes hereof unless and until the Administrative Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 9.7. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to any Credit Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

Section 8.3 Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Administrative Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 8.2) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

Section 8.4 Rights as Lender. With respect to its Revolving Commitments and the Advances made by it, Wells Fargo (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or Affiliates as if it were not acting as Administrative Agent, and Wells Fargo (and any successor acting as Administrative Agent) and its Affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 8.5 Indemnification.

(a) THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO PRINCIPAL OF THE ADVANCES IS AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THE RESPECTIVE REVOLVING COMMITMENTS HELD BY EACH OF THEM IMMEDIATELY PRIOR TO THE TERMINATION, EXPIRATION OR FULL REDUCTION OF EACH SUCH REVOLVING COMMITMENT), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

(b) THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ISSUING LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ratably according to the respective principal amounts of the Revolving Advances then held by each of them (or if no principal of the Revolving Advances is at the time outstanding, ratably according to the respective amounts of the Revolving Commitments then held by each of them, or, if no such principal amounts are then outstanding and no Revolving Commitments are then existing, ratably according to the Revolving Commitments held by each of them immediately prior to the termination or expiration thereof), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ISSUING LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING LENDER UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE ISSUING LENDER’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ISSUING LENDER’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ISSUING LENDER PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE (DETERMINED AS SET FORTH ABOVE IN THIS PARAGRAPH) OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING LENDER IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE ISSUING LENDER IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

Section 8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and the other Credit Parties and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Credit Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder and for other information in the Administrative Agent’s possession which has been requested by a Lender and for which such Lender pays the Administrative Agent’s expenses in connection therewith, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or Affiliates that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 8.7 Resignation of Administrative Agent and Issuing Lender. The Administrative Agent or the Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon receipt of notice of any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, so long as no Event of Default has occurred and is continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the

Majority Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s or Issuing Lender’s giving of notice of resignation, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000 and, in the case of the Issuing Lender, a Lender; provided that, if the Administrative Agent or Issuing Lender shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that (A) in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and (B) the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent or Issuing Lender, as applicable, as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent’s or Issuing Lender’s resignation as Administrative Agent or Issuing Lender, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Credit Documents.

Section 8.8 Collateral and Guaranty Matters.

(a) The Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from such Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain the Liens upon the Collateral granted pursuant to the Security Documents. The Administrative Agent is further authorized (but not obligated) on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Credit Documents or applicable Legal Requirements. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party hereby agrees to the terms of this paragraph (a).

(b) The Lenders hereby, and any other Secured Party by accepting the benefit of the Liens granted pursuant to the Security Documents, irrevocably authorize the Administrative Agent to (i) release any Lien granted to or held by the Administrative Agent upon any Collateral (a) as provided in Section 5.9(b), (b) upon termination of this Agreement, repayment of all Secured Swap Obligations then due and owing (other than Secured Swap Obligations as to which arrangements satisfactory to the applicable counterparty in its sole discretion have been made), termination of all Letters of Credit (other than Letters of Credit as to which arrangements satisfactory to the Issuing Lender in its sole discretion have been made), and the payment in full of all outstanding Advances, Letter of Credit Obligations and all other Secured Obligations payable under this Agreement and under any other Credit Document; (c) constituting property sold or to be sold or Disposed of as part of or in connection with any Disposition permitted under this Agreement or any other Credit Document; (d) constituting property in which no Credit Party owned an interest at the time the Lien was granted or at any time thereafter (other than as result of a transaction that is not permitted under this Agreement); or (e) constituting property leased to any Credit Party under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by such Credit Party to be, renewed or extended; and (ii) release a Guarantor from its obligations under a Guaranty and any other applicable Credit Document if such Person ceases to be a Subsidiary as a result of a transaction permitted under this Agreement. Upon the request of the Administrative Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.8.

(c) Notwithstanding anything contained in any of the Credit Documents to the contrary, the Credit Parties, the Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder, under the Guaranties and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof and the other Credit Documents. By accepting the benefit of the Liens granted pursuant to the Security Documents, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Costs and Expenses. The Borrower agrees to pay on demand

(a) all reasonable out-of-pocket costs and expenses of Administrative Agent (but not of other Lenders) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including reasonable costs associated with field examinations, appraisals, and the reasonable fees and out-of-pocket expenses of outside counsel for Administrative Agent (but not of other Lenders), with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and

(b) all out-of-pocket costs and expenses, if any, of the Administrative Agent and each Lender (including outside counsel fees and expenses of each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

Section 9.2 Indemnification; Waiver of Damages.

(a) INDEMNIFICATION. EACH CREDIT PARTY HERETO AGREES TO, JOINTLY AND SEVERALLY, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT, THE ISSUING LENDER AND EACH LENDER AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN “INDEMNITEE”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE

ATTORNEYS’ FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE CREDIT DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE ADVANCES, INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE, EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 9.2 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY CREDIT PARTY, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNITEE OR ANY OTHER PERSON OR ANY INDEMNITEE IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. THE FOREGOING INDEMNITY AND HOLD HARMLESS SHALL NOT APPLY TO ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES THAT IS INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE DIRECTLY FOR, OR AS A DIRECT CONSEQUENCE OF, SUCH INDEMNITEE BEING A DEFAULTING LENDER UNDER CLAUSE (A) OR (B) OF THE DEFINITION OF “DEFAULTING LENDER”, WHETHER ASSERTED BY ANY CREDIT PARTY, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER OR THE SWING LINE LENDER.

(b) Waiver of Consequential Damages, Etc.

(i) To the fullest extent permitted by applicable law, no Credit Party shall assert, agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit any Credit Party’s indemnification obligations to the extent set forth in clause (a) above to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which such indemnified person is otherwise entitled to indemnification hereunder. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(ii) To the fullest extent permitted by applicable law, no Indemnitee shall assert, agrees not to assert, and hereby waives, any claim against any Credit Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or Letter of Credit or the use of the proceeds thereof other than for such claims provide for in this Agreement.

(c) Survival. Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 9.2 shall survive the termination of this Agreement, the termination of all Revolving Commitments, and the payment in full of the Advances and all other amounts payable under this Agreement.

Section 9.3 Waivers and Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

(a) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) reduce the principal of, or interest on, the Revolving Notes, (ii) postpone or extend any date fixed for any payment of principal of, or interest on, the Revolving Notes, including, without limitation, the Maturity Date, (iii) change the number of Lenders which shall be required for the Lenders to take any action hereunder or under any other Credit Document, or (iv) amend Section 2.2(f)(ii) or waive or consent to any departure by the Borrower from the terms of thereof;

(b) no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders and the Borrower, do any of the following: (i) waive any of the conditions specified in Article 3, (ii) reduce any fees or other amounts payable hereunder or under any other Credit Document (other than those specifically addressed above in this Section 9.3), (iii) increase the aggregate Revolving Commitments, (iv) postpone or extend any date fixed for any payment of any fees or other amounts payable hereunder (other than those otherwise specifically addressed in this Section 9.3), (v) amend Section 2.12(e), Section 7.6, this Section 9.3 or any other provision in any Credit Document which expressly requires the consent of, or action or waiver by, all of the Lenders, (vi) release any Guarantor from its obligation under any Guaranty or, except as specifically provided in the Credit Documents and as a result of transactions permitted by the terms of this Agreement, release all or a material portion of collateral, if any, securing the Secured Obligations; (vii) amend the definitions of “Majority Lenders”, or “Maximum Exposure Amount”; or (viii) amend the definitions of “Secured Parties”, “Secured Obligations” or “Collateral” in a manner materially adverse to any Secured Party;

(c) no Revolving Commitment of a Lender or any obligations of a Lender may be increased without such Lender’s written consent;

(d) no amendment, waiver, or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document;

(e) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Issuing Lender under this Agreement or any other Credit Document; and

(f) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Lender under this Agreement or any other Credit Document.

Section 9.4 Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.5 Survival of Representations and Obligations. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Credit Parties in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Advances or the issuance of any Letters of Credit and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of the Borrower or any other Credit Party provided for in Sections 2.10, 2.11, 2.13(c), 9.1 and 9.2 and all of the obligations of the Lenders in Section 8.5 shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.6 Binding Effect. This Agreement shall become effective upon the satisfaction of the conditions set forth in Section 3.1 above, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, and each Lender and their respective successors and assigns, except that neither the Borrower nor any other Credit Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.7 Lender Assignments and Participations.

(a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Notes, and its Revolving Commitments); provided, however, that (i) each such assignment shall be to an Eligible Assignee; (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, any such partial assignment with respect to the Revolving Commitments shall be in an amount at least equal to $5,000,000; (iii) each assignment of a Lender’s rights and obligations with respect to Revolving Advances and its Revolving Commitment shall be of an constant, and not varying percentage of all of its rights and obligations under this Agreement as a Lender and the Revolving Notes (other than rights of reimbursement and indemnity arising before the effective date of such assignment) and shall be of an equal pro rata share of the Assignor’s interest in the Revolving Advances and Revolving Commitments; and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent for its acceptance an Assignment and Acceptance, together with any Notes subject to such assignment and the assignor or assignee Lender shall pay a processing fee of $3,500; provided that such processing fee shall not be required for the initial assignments made by Wells Fargo as a Lender in connection with the initial syndication of its Revolving Commitments hereunder. Upon execution, delivery, and acceptance of such Assignment and Acceptance and payment of the processing fee, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 9.7, the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 2.13(e).

(b) The Administrative Agent shall maintain at its address referred to in Section 9.9 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Credit Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.

(c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

(d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Commitments or its Advances) provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 2.10 and 2.11 and the right of set-off contained in Section 7.4, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Advances and its Notes and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Notes, or extending its Revolving Commitment).

(e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Advances and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of the following paragraph Section 9.8.

Section 9.8 Confidentiality. The Administrative Agent, the Swing Line Lender, the Issuing Lender, and each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by any Credit Party pursuant to this Agreement and identified by such Credit Party as proprietary or confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby, (b) to any other Person if directly incidental to the administration of the credit facilities provided herein, (c) as required by any Legal Requirement, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any other Lending Party prohibited by this Agreement, (g) in connection with any litigation relating to this Agreement or any other Credit Document to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Credit Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions similar to those contained in this Section 9.8. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (a) restrict any

Lending Party from providing information to any bank or other regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (b) require or permit any Lending Party to disclose to any Credit Party that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (c) require or permit any Lending Party to inform any Credit Party of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

Section 9.9 Notices, Etc. All notices and other communications (other than Notices of Borrowing and Notices of Continuation or Conversion, which are governed by Article 2 of this Agreement) shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.9), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Credit Party, as specified on Schedule II and if to any Lender, the Swing Line Lender, or the Issuing Lender, at its credit contact specified under its name on Schedule II. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender, Swing Line Lender, or the Issuing Lender pursuant to Article 2 shall not be effective until received and, in the case of telecopy, such receipt is confirmed by such Lender, Swing Line Lender or Issuing Lender, as applicable, verbally or in writing.

Section 9.10 Business Loans. Each Credit Party warrants and represents that the Obligations evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One (“Chapter One”) of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the “indicated rate ceiling” (as such term is defined in Chapter One) from time to time in effect.

Section 9.11 Usury Not Intended. It is the intent of each Credit Party and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of Texas, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Credit Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Credit Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

Section 9.12 Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Advances shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Advances equals the amount of interest which would have been paid or accrued on the Advances if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Advances, the total amount of interest paid or accrued under the terms of this Agreement and the Advances is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Advances if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Advances if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Advances. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Advances, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

Section 9.13 Governing Law. This Agreement, the Notes and the other Credit Documents (unless otherwise expressly provided therein) shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect. Each Letter of Credit shall be governed by either (i) the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, or (ii) the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, in either case, including any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Lender.

Section 9.14 Submission to Jurisdiction. Each Credit Party hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents, and each Credit Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Credit Party hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Credit Party hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Credit Party at its address set forth in this Agreement. Each Credit Party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against any Credit Party or its Property in the courts of any other jurisdiction.

Section 9.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.16 Waiver of Jury. EACH CREDIT PARTY, THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND THE SWING LINE LENDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.18 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies such Credit Party, which information includes the name and address of such Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act.

PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN

THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of this page intentionally left blank. Signature pages follow.]

SCHEDULE I

Pricing Schedule

The Applicable Margin with respect to Commitment Fee, Revolving Tranche A Advances, Tranche B Term Advances and Swing Line Advances shall be determined in accordance with the following Table A:

TABLE A

LIBO Advances	Base Rate Advances	Commitment Fee

7.00%	6.00%	0.50%

Schedule I

SCHEDULE II

Commitments, Contact Information

ADMINISTRATIVE AGENT
Wells Fargo Bank, National Association	Address:	1700 Lincoln St., 5th Floor
Denver, CO 80209
MAC C7300-059
	Attn:	Wholesale Loan Servicing
	Telephone:	(303) 863-5378
	Facsimile:	(303) 863-2729

with a copy to:
	Address:	1000 Louisiana, 9th Floor
MAC T5002-090
Houston, Texas 77002
	Attn:	Kristen Brockman, Director
	Telephone:	(713) 319-1954
	Facsimile:	(713) 739-1087
CREDIT PARTIES
Borrower/Guarantors	Address for Notices:
Energy Center II
575 N. Dairy Ashford Rd., Ste 300
Houston, TX 77079
	Attn:	Ernesto Bautista III
Chief Financial Officer
	Telephone:	(281) 931-8884
	Facsimile:	(281) 931-8302
LENDERS
Wells Fargo Bank, National Association	Address for Notices:
1700 Lincoln St., 5th Floor
Denver, CO 80209
Revolving Commitment:	MAC C7300-059
$15,000,000	Attn:	Wholesale Loan Servicing
	Telephone:	(303) 863-5378
Tranche B Term Advances Outstanding:	Facsimile:	(303) 863-2729
$65,000,000

with a copy to:
	Address:	1000 Louisiana, 9th Floor
MAC T5002-090
Houston, Texas 77002
	Attn:	Kristen Brockman, Vice President
	Telephone:	(713) 319-1954
	Facsimile:	(713) 739-1087

Schedule II

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

FOR THE PERIOD FROM             , 20     TO             , 20

This certificate dated as of             ,          is prepared pursuant to the Credit Agreement dated as of January 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among CARBO Ceramics Inc., a Delaware corporation (“Borrower”), the lenders party thereto from time to time (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for such Lenders (in such capacity, the “Administrative Agent”), as issuing lender and as swing line lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The undersigned certifies that:

(a) all of the representations and warranties made by any one or more of the Credit Parties in the Credit Agreement and the Guaranties to which such Credit Parties are party are true and correct in all material respects as if made on this date, except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

(b) attached hereto in Schedule A is a detailed spreadsheet reflecting the covenant calculations, as of the date and for the periods covered by this certificate, the Borrower’s Capital Expenditures, Liquidity and Consolidated Cash Balance;

[(c) that no Default or Event of Default has occurred or is continuing as of the date hereof; and]

[(c) the following Default[s] or Event[s] of Default exist[s] as of the date hereof, if any, and the actions set forth below are being taken to remedy such circumstances:

                                         ; and]

(d) that as of the date hereof for the periods set forth below the following statements, amounts, and calculations included herein and in Schedule A, were true and correct in all material respects:

I.	Section 6.19 – Capital Expenditures.[1]

(a)	Capital Expenditures	$
(b)	Maximum Capital Expenditure Amount		$65,000,000.00

	Capital Expenditure covenant:		(a) ≤ (b)	[2]

Compliance	Yes	No

[1]	Calculated as of each fiscal year end, for the fiscal year then ended.
[2]	Before and after giving effect to any Capital Expenditure, Borrower must be in pro forma compliance with the covenant set forth in Section 6.21 as of the most recently ended calendar month.

Exhibit B – Form of Compliance Certificate

II.	Section 6.21 – Consolidated Cash Balance.[3]

Consolidated Cash Balance[4]	$
Minimum Consolidated Cash Balance	$	[40,000,000][5][30,000,000][6][25,000,000][7]

Was Borrower subject to a “blackout period” or other legal or regulatory matter temporarily restricting the same of securities by the Borrower under applicable securities Laws associated with one or more capital raise transactions undertaken by the Borrower at any time during the period covered by this certificate?

	Yes	No

Compliance	Yes	No8

Section 5.6 – Material Domestic Subsidiaries.

(a)	Non-Material Domestic Subsidiaries’ collective operating income[9]			$

(b)	Borrower’s consolidated operating income			$

	Operating income test = (a) divided by (b)					%

(c)	Non-Material Domestic Subsidiaries collective book value of total assets			$

	(d)	Borrower’s consolidated book value of total assets		$

		Total book value test = (c) divided by (d)				%

		Is either (a) divided by (b) or (c) divided by (d) equal to or greater than 10%	Yes		No

If the answer to the above question is yes, attached hereto in Annex A is a list of Non-Material Domestic Subsidiaries that will need to execute and deliver to the Administrative Agent a joinder to the Guaranty or otherwise deliver a Guaranty, in any event, in form and substance satisfactory to the Administrative Agent, in order to comply with Section 5.6 of the Credit Agreement.

[3]	Calculated as of each calendar month end, commencing with the calendar month ending August 31, 2016.
[4]	The aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, denominated in Dollars and held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its consolidated Subsidiaries maintained with the Administrative Agent and subject to an account control agreement.
[5]	Use for calendar months ending August 31, 2016 through and including March 31, 2017.
[6]	Use for calendar months ending April 30, 2017 through and including December 31, 2017.
[7]	Use for calendar months ending on and after January 31, 2018.
[8]	Subject to 30-day cure period if Borrower is subject to a “blackout period” or other legal or regulatory matter temporarily restricting the sale of securities by the Borrower under applicable securities laws associated with one or more capital raise transactions undertaken by the Borrower.
[9]	Calculated as of each fiscal quarter end, for the four-fiscal quarter period then ended.

Exhibit B – Form of Compliance Certificate

If the answer to the above question is no, the Borrower may attach hereto as Annex B, a list of Non-Material Domestic Subsidiaries that the Borrower requests to be released from their respective guaranty obligations and a detailed calculation of compliance with the requirements of Section 5.6 of the Credit Agreement after giving effect to each such release.

IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of                  ,         .

CARBO CERAMICS INC.

Name:
Title:

Exhibit B – Form of Compliance Certificate

EXHIBIT C

FORM OF GUARANTY AGREEMENT

This Guaranty Agreement dated as of April 27, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”) is executed by each of the undersigned (individually a “Guarantor” and collectively, the “Guarantors”), in favor of Wells Fargo Bank, National Association, as Administrative Agent (as defined below) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement).

INTRODUCTION

A. This Guaranty is given in connection with that certain Credit Agreement dated as of January 29, 2010 (as the same may be amended, restated, supplement or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Swing Line Lender and as Issuing Lender for the Lenders.

B. Each Guarantor, other than the Borrower, is a Material Domestic Subsidiary (as defined in the Credit Agreement) of the Borrower and the transactions contemplated by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement), are (i) in furtherance of such Guarantor’s corporate purposes, (ii) necessary or convenient to the conduct, promotion or attainment of such Guarantor’s business, and (iii) for such Guarantor’s direct or indirect benefit.

C. Each Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide and to continue to provide Advances under the Credit Agreement, (ii) to induce the Issuing Lender to provide and to continue to provide Letters of Credit under the Credit Agreement, (iii) to induce the Secured Swap providers to enter into Hedging Arrangements with the Credit Parties, (iv) to induce the Banking Services Providers to provide Banking Services to the Credit Parties and (v) intending it to be a legal, valid, binding, enforceable and continuing obligation of such Guarantor.

NOW, THEREFORE, in consideration of the premises, each Guarantor hereby agrees as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

Section 2. Guaranty.

(a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance, when due, whether at stated maturity, by acceleration or otherwise, of all Secured Obligations (including all Obligations, Banking Service Obligations and Secured Swap Obligations (other than Excluded Swap Obligations)), whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts owing in respect of Letter of Credit Obligations, amounts required to be provided

Exhibit C – Form of Guaranty Agreement

as collateral, indemnities, expenses or otherwise (collectively, the “Guaranteed Obligations”). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower or any Material Domestic Subsidiary of the Borrower to the Administrative Agent, the Issuing Lender, the Swing Line Lender or any Lender under the Credit Documents and by the Borrower or any Material Domestic Subsidiary of the Borrower to the Secured Swap Provider or any Banking Services Provider but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Material Domestic Subsidiary of the Borrower.

(b) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event a payment shall be made on any date under this Guaranty by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 2(b) shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(c) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Secured Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Termination Date (as defined in the Security Agreement). Each Qualified ECP Guarantor intends that this Section 2 constitute, and this Section 2 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(d) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor under this Guaranty on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq) or any applicable provisions of comparable laws relating to bankruptcy, insolvency, or reorganization, or relief of debtors (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(i) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(A) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

Exhibit C – Form of Guaranty Agreement

(B) any liabilities of such Guarantor under this Guaranty; and

(C) any liabilities of such Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the date this Guaranty becomes effective, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 2(d) (each such other guarantee and joint and several co-borrowing entered into on the date this Guaranty becomes effective, a “Competing Guaranty”) to the extent such Guarantor’s liabilities under such Competing Guaranty exceed an amount equal to (1) the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)), multiplied by (2) a fraction (i) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)), and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guaranties (notwithstanding the operation of those limitations contained in such other Competing Guaranties that are substantially similar to this Section 2(d)), (y) the aggregate principal amount of the obligations of such Guarantor under this Guaranty (notwithstanding the operation of this Section 2(d)), and (z) the aggregate principal amount of the obligations of such Guarantor under such Competing Guaranty (notwithstanding the operation of that limitation contained in such Competing Guaranty that is substantially similar to this Section 2(d)); and

(ii) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 2(b)).

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Issuing Lender, the Swing Line Lender, any Lender, any Secured Swap Provider or any Banking Services Provider with respect thereto but subject to Section 2(d) above. The obligations of each Guarantor under this Guaranty

Exhibit C – Form of Guaranty Agreement

are independent of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or in connection with any Hedging Arrangement or any Banking Services, and a separate action or actions may be brought and prosecuted against a Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower, any other Guarantor or any other Person or whether the Borrower, any other Guarantor or any other Person is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Credit Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Credit Documents or any agreement or instrument relating to Hedging Arrangements with a Secured Swap Provider or Banking Services with a Banking Services Provider, or any other amendment or waiver of or any consent to departure from any Credit Document or any agreement or instrument relating to Hedging Arrangements with a Secured Swap Provider or Banking Services with a Banking Services Provider, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any other Person under the Credit Documents or any other assets of the Borrower or any Guarantor;

(e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any Guarantor;

(f) any failure of any Lender, the Administrative Agent, the Issuing Lender, the Swing Line Lender or any other Secured Party to disclose to the Borrower or any Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, the Swing Line Lender, any Lender or any other Secured Party (and each Guarantor hereby irrevocably waives any duty on the part of any Secured Party to disclose such information);

(g) any signature of any officer of the Borrower or any Guarantor being mechanically reproduced in facsimile or otherwise; or

Exhibit C – Form of Guaranty Agreement

(h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor, surety or other Person.

Section 4. Continuation and Reinstatement, Etc. Each Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or any Secured Party receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. EACH GUARANTOR SHALL DEFEND AND INDEMNIFY EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED SECURED PARTY’S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED SECURED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.

Section 5. Waivers and Acknowledgments.

(a) Each Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against the Borrower or any other Person or any collateral.

(b) Each Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from (i) the financing arrangements involving the Borrower or any Guarantor contemplated by the Credit Documents, (ii) the Hedging Arrangements with a Secured Swap Provider and (iii) the Banking Services provided to any Guarantor by a Banking Services Provider, and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

Exhibit C – Form of Guaranty Agreement

Section 6. Subrogation and Subordination.

(a) No Guarantor will exercise any rights that it may now have or hereafter acquire against the Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Termination Date (as defined in the Security Agreement). If any amount shall be paid to a Guarantor in violation of the preceding sentence at any time prior to or on the Termination Date (as defined in the Security Agreement), such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and any and all other amounts payable by the Guarantors under this Guaranty, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(b) Each Guarantor agrees that, until after the Termination Date (as defined in the Security Agreement), all Subordinated Guarantor Obligations (as hereinafter defined) are and shall be subordinate and inferior in rank, preference and priority to all obligations of such Guarantor in respect of the Guaranteed Obligations hereunder, and such Guarantor shall, if requested by the Administrative Agent, execute a subordination agreement reasonably satisfactory to the Administrative Agent to more fully set out the terms of such subordination. Each Guarantor agrees that none of the Subordinated Guarantor Obligations shall be secured by a lien or security interest on any assets of such Guarantor or any ownership interests in any Subsidiary of such Guarantor. “Subordinated Guarantor Obligations” means any and all obligations and liabilities of a Guarantor owing to the Borrower or any other Guarantor, direct or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all future advances, with interest, attorneys’ fees, expenses of collection and costs.

Section 7. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

(a) There are no conditions precedent to the effectiveness of this Guaranty. Such Guarantor benefits from executing this Guaranty.

(b) Such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and such Guarantor has established adequate means of obtaining from the Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, financial condition, operations and properties of the Borrower and each other relevant Person.

(c) The obligations of such Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of such Guarantor, (except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in

Exhibit C – Form of Guaranty Agreement

effect affecting the rights of creditors generally and (ii) general principles of equity whether applied by a court of law or equity), and the execution and delivery of this Guaranty by such Guarantor has been duly and validly authorized in all respects by all requisite corporate, limited liability company or partnership actions on the part of such Guarantor, and the Person who is executing and delivering this Guaranty on behalf of such Guarantor has full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on such Guarantor’s part to be observed or performed.

Section 8. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, any Lender or the Administrative Agent, the Issuing Lender, the Swing Line Lender and any other Secured Party is hereby authorized at any time, to the fullest extent permitted by law, to set-off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Secured Party to the account of each Guarantor against any and all of the obligations of the Guarantors under this Guaranty, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Secured Party shall promptly notify the affected Guarantor after any such set-off and application is made, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the affected Guarantor and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 10. Notices, Etc. All notices and other communications provided for hereunder shall be sent in the manner provided for in Section 9.9 of the Credit Agreement, in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested, if to a Guarantor, at its address for notices specified in Schedule II to the Security Agreement, and if to the Administrative Agent, the Issuing Lender or any Lender, at its address specified in or pursuant to the Credit Agreement. All such notices and communications shall be effective when delivered.

Section 11. No Waiver: Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 12. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the Termination Date (as defined in the Security Agreement), (b) be binding upon each Guarantor and its successors and assigns, (c) inure to the benefit of and be enforceable by the

Exhibit C – Form of Guaranty Agreement

Administrative Agent, each Lender, the Issuing Lender, and the Swing Line Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns, (d) inure to the benefit of and be enforceable by a Secured Swap Provider and each of its successors, transferees and assigns to the extent such successor, transferee or assign was a Lender or an Affiliate of a Lender on the Amendment No. 4 Effective Date, and (e) inure to the benefit of and be enforceable by a Banking Services Provider and each of its successors, transferees and assigns to the extent such successor, transferee or assign was a Lender or an Affiliate of a Lender on the Amendment No. 4 Effective Date. Without limiting the generality of the foregoing clause (c), subject to Section 9.7 of the Credit Agreement, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Each Guarantor acknowledges that upon any Person becoming a Lender, the Administrative Agent, the Issuing Lender or the Swing Line Lender in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

Section 13. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Credit Documents, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Secured Party to serve legal process in any other manner permitted by the law or affect the right of any Secured Party to bring any action or proceeding against any Guarantor or its Property in the courts of any other jurisdiction.

Section 14. INDEMNIFICATION. EACH GUARANTOR HEREBY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE AGENT, EACH SECURED PARTY AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS (THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES OF ANY KIND OR NATURE WHATSOEVER TO WHICH ANY OF THEM MAY BECOME SUBJECT RELATING TO OR ARISING OUT OF THIS GUARANTY, INCLUDING SUCH INDEMNITEE’S OWN NEGLIGENCE, EXCEPT TO THE EXTENT SUCH CLAIMS, LOSSES OR LIABILITIES ARE FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Exhibit C – Form of Guaranty Agreement

Section 15. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY OR ANY OBLIGOR IN CONNECTION THEREWITH. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND ISSUING LENDER ENTERING INTO THE CREDIT DOCUMENTS.

Section 16. Additional Guarantors. Pursuant to Section 5.6 of the Credit Agreement, certain Material Domestic Subsidiaries that were not in existence on the Amendment No. 7 Effective Date are required to enter into this Guaranty as a Guarantor upon becoming a Material Domestic Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such Material Domestic Subsidiary of an instrument in the form of Annex 1, such Material Domestic Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

Section 17. USA Patriot Act. Each Secured Party that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any other Secured Party) hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Secured Party or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act. Following a request by any Secured Party, each Guarantor shall promptly furnish all documentation and other information that such Secured Party reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

Section 18. ORAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY’S AUTHORIZED REPRESENTATIVE.

Exhibit C – Form of Guaranty Agreement

THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GUARANTY. THIS GUARANTY AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of this page intentionally left blank.]

Exhibit C – Form of Guaranty Agreement

Each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

GUARANTORS:

CARBO CERAMICS INC.

By:
Name:
Title:

FALCON TECHNOLOGIES AND SERVICES, INC.

By:
Name:
Title:

STRATAGEN, INC.

By:
Name:
Title:

Exhibit C – Form of Guaranty Agreement

Annex 1 to the Guaranty Agreement

SUPPLEMENT NO.      dated as of                      (the “Supplement”), to the Guaranty Agreement dated as of April 27, 2016 (as amended, supplemented or otherwise modified from time to time, the “Guaranty Agreement”), among CARBO Ceramics Inc. (the “Borrower”), each Material Domestic Subsidiary of Borrower party thereto (individually, a “Guarantor” and collectively, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for the benefit of the Administrative Agent and the Lenders (as defined below, together with the Administrative Agent, each a “Secured Party”)).

A. Reference is made to the Credit Agreement dated as of January 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent, as issuing lender (the “Issuing Lender”) and as swing line lender.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty Agreement and the Credit Agreement.

C. The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Advances and the Issuing Lender to issue Letters of Credit. Section 16 of the Guaranty Agreement provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Material Domestic Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Advances and the Issuing Lender to issue additional Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1. In accordance with Section 16 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it by all requisite corporate limited liability company or partnership action and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws

Exhibit C – Form of Guaranty Agreement

affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by fax transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS. The New Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Supplement or the Guaranty and the other Credit Documents, and the New Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The New Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The New Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Guarantor at its address set forth on the signature page hereof. The New Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Secured Party to serve legal process in any other manner permitted by the law or affect the right of any Secured Party to bring any action or proceeding against the New Guarantor or its Property in the courts of any other jurisdiction.

SECTION 6. THE NEW GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, ANY OTHER SECURED PARTY OR ANY OBLIGOR IN CONNECTION THEREWITH. THE NEW GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, EACH LENDER AND ISSUING LENDER ENTERING INTO THE CREDIT DOCUMENTS.

Exhibit C – Form of Guaranty Agreement

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 10 of the Guaranty Agreement.

THIS SUPPLEMENT, THE GUARANTY AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty Agreement as of the day and year first above written.

[Name of New Guarantor]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Exhibit C – Form of Guaranty Agreement